                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

     SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X] Preliminary Proxy Statement      [X] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

Moyco Technologies, Inc.
-------------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [ ] No fee required

  [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  (1) Title of each class of securities to which transaction applies: N/A
  (2) Aggregate number of securities to which transaction applies: N/A
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      one-50th of one percent of $17,000,000.00 equals $3,400.00
  (4) Proposed maximum aggregate value of transaction: $17,000,000.00
  (5) Total fee paid: $3,400.00

-------------------------------------------------------------------------------

  [X] Fee paid with preliminary materials
  [ ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

  (1) Amount previously paid: N/A
  (2) Form, schedule or registration statement no.: N/A
  (3) Filing party: N/A
  (4) Date filed: N/A

                            MOYCO TECHNOLOGIES, INC.
                               200 Commerce Drive
                       Montgomeryville, Pennsylvania 18936

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date:    May 15, 2001
Time:    9:00 a.m., Eastern Daylight Savings Time
Place:   Moyco Technologies, Inc.
         200 Commerce Drive
         Montgomeryville, Pennsylvania 18936

To the shareholders of Moyco Technologies, Inc.:

         At the special meeting of the shareholders of Moyco Technologies, Inc., you will be asked:

         1. To consider and act upon a proposal to approve a Plan of Asset Transfer and Partial Liquidation authorizing the sale of Moyco's dental supplies business segment on such terms and conditions as are set forth in an Asset Purchase Agreement, dated January 10, 2001, as amended on March 28, 2001.

         2. To transact such other business as may properly be brought before the meeting or any adjournment of the meeting.

         The attached proxy statement contains a more complete description of these items of business. Only shareholders of record at the close of business on April 2, 2001 will be entitled to vote on the matters listed in this notice of special meeting. You may vote in person at the special meeting even if you have returned your proxy.


                                         By Order of the Board of Directors
                                         of Moyco Technologies, Inc.

                                         /s/ William Woodhead
                                         -----------------------------------
                                         William Woodhead
                                         Secretary

April 18, 2001
Montgomeryville, Pennsylvania

         Whether or not you intend to be present at the meeting, please sign, date and promptly return the enclosed proxy. If you attend the meeting and vote in person, you may revoke your proxy.

                                Table of Contents

Summary of the Proxy Statement................................................    1

   Proposed Plan of Asset Transfer and Partial Liquidation....................    1

   Shareholder Approval......................................................     1

   Recommendation of the Board of Directors...................................    2

   Federal Income Tax Consequences............................................    2

   Consideration..............................................................    2

   Accounting Treatment.......................................................    2

   Absence of Dissenter's Rights.............................................     2

   Regulatory Approvals.......................................................    2

   Changes in the Rights of Shareholders......................................    2

Questions and Answers About The Special Meeting of Shareholders...............    4

The Special Meeting of Shareholders...........................................    6

   Purpose of the Special Meeting.............................................    6

   Date, Time and Place; Shareholder Record Date for the Special Meeting......    6

   Vote of Moyco Shareholders Required to Approve Sale of Assets..............    6

   Proxies....................................................................    6

   Costs......................................................................    7

   Certain Information Regarding Markets and Market Prices....................    7

   Voting Securities and Principal Holders Thereof............................    7

   Security Ownership of Management...........................................    7

Proposal I....................................................................    9

   Plan of Asset Transfer and Partial Liquidation.............................    9

         Dental Supplies......................................................   10

         Precision Abrasives..................................................   11


         Reasons for the Sale.................................................   14



         Recommendation of Moyco's Board of Directors.........................   15

         Use of Proceeds......................................................   15

         Accounting Treatment.................................................   15

         Federal Income Tax Consequences......................................   16

         Consideration........................................................   16

         Regulatory Approvals.................................................   18

         Absence Of Dissenters' Rights........................................   18

         Changes In The Rights of Shareholders................................   19

         Pro Forma Financial Statements.......................................   19

         Selected Financial Data..............................................   20

         Incorporation By Reference...........................................   24


ANNEX A.......................................................................  A-1

      ASSET PURCHASE AGREEMENT................................................

ANNEX B.......................................................................  B-1

      AMENDMENT TO THE ASSET PURCHASE PURCHASE AGREEMENT......................

ANNEX C.......................................................................  C-1

      CONSULTING AGREEMENT....................................................

ANNEX D.......................................................................  D-1

      VOTING AGREEMENT........................................................

ANNEX E.......................................................................  E-1

      INDEMNITY AGREEMENT....................... .............................

                         Summary of the Proxy Statement

This summary may not contain all the information that is important to you. To more fully understand the proposed Plan of Asset Transfer and Partial Liquidation and for a more complete description of the legal terms of the proposed Plan of Asset Transfer and Partial Liquidation, you should read carefully the entire proxy statement before voting.

Proposed Plan of Asset Transfer and Partial Liquidation (See pages ___________)

     o Moyco has agreed to sell its dental supplies business segment to Miltex Instrument Company, Inc., a New York corporation, and focus exclusively on its precision abrasives business segment.
     o The assets of the dental supplies business segment are held by Moyco and two of its wholly owned subsidiaries, Thompson Dental Mfg., Inc., a Montana corporation, and Sweet Pea Technologies, Inc., a Delaware corporation.
     o Moyco and these subsidiaries entered into an Asset Purchase Agreement with Miltex dated as of January 10, 2001, attached hereto as Annex A, as amended by the Amendment to the Asset Purchase Agreement, dated as of March 28, 2001, attached hereto as Annex B, the material terms of which are set forth in the Plan of Asset Transfer and Partial Liquidation.
     o Even though Moyco is selling its dental supplies business segment, Moyco is not legally obligated to distribute any of the sale proceeds to its shareholders. Nevertheless, Moyco plans to provide for a pro rata partial liquidating dividend to its shareholders out of the proceeds from the sale of its dental supplies business segment. The expected amount of the partial liquidating dividend is $1.35 per share and is expected to be paid to shareholders on May 21, 2001. Proceeds from the sale will also be applied toward debt reduction and transaction costs.
     o The aggregate consideration for the assets of the dental supplies business segment consists of the following:
          o $17,000,000 in cash, subject to net working capital adjustments, and subject to the transaction proposed closing on or before May 15, 2001;
          o    the assumption by Miltex of certain liabilities of Moyco; and
          o the engagement of Marvin E. Sternberg, Chairman of the Board, President and Chief Executive Officer, and a Director of Moyco, to provide consulting services to Miltex in connection with the transition of the dental supplies business segment from Moyco to Miltex and Miltex's operation of the dental supplies business segment thereafter. Mr. Sternberg will be compensated at the rate of $400,000 per year over the five-year term of his consulting engagement, pursuant to the terms of a Consulting Agreement, to be executed at the closing, attached hereto as Annex C. Mr. Sternberg may also earn additional compensation under the Consulting Agreement if and to the extent that Miltex's profitability is increased by the sale of certain dental instruments. The compensation paid to Mr. Sternberg by Moyco will be reduced to reflect his involvement with Miltex.
     o The shareholders of Moyco will retain their equity interests in Moyco following the consummation of the Plan of Asset Transfer and Partial Liquidation.

Shareholder Approval  (See page __)

Because Moyco may, under Pennsylvania law, be regarded as selling substantially all of its assets to Miltex, in which case shareholder approval of the sale of the dental supplies business segment is required, the Board of Directors of Moyco has determined to seek shareholder approval of the sale. To approve the sale of the dental supplies business segment, Moyco's charter requires the holders of a majority of the outstanding shares of Moyco common stock to approve the Plan of Asset Transfer and Partial Liquidation at the special meeting of shareholders.

Marvin E. Sternberg, Chairman of the Board, President, Chief Executive Officer and Director, beneficially owns a majority of the outstanding common stock of Moyco as of April 2, 2001, and is obligated to vote in favor of the Plan of Asset Transfer and Partial Liquidation, as well as the Asset Purchase Agreement, under the terms of a Voting Agreement, dated as of January 10, 2001, between him and Miltex, attached hereto as Annex D.

Moyco shareholders are entitled to cast one vote for each share of Moyco common stock they owned as of April 2, 2001, the record date of the special meeting of shareholders.

Once the Plan of Asset Transfer and Partial Liquidation is approved by the shareholders, Moyco's Board of Directors will be authorized to sell Moyco's dental supplies business segment on the terms and conditions set forth in the Asset Purchase Agreement.

Recommendation of the Board of Directors (See page __)

Based on all the factors Moyco's Board of Directors considered, the Board of Directors unanimously approved the Asset Purchase Agreement and the Plan of Asset Transfer and Partial Liquidation and decided to submit the Plan of Asset Transfer and Partial Liquidation to Moyco's shareholders for approval.
Moyco's Board of Directors unanimously recommends a vote in favor of the approval of the Plan of Asset Transfer and Partial Liquidation.

Federal Income Tax Consequences (See page __)

The sale of Moyco's dental supplies business segment, pursuant to the Asset Purchase Agreement, is expected to be a taxable transaction to Moyco for federal income tax purposes. The distribution by Moyco of sale proceeds to all of its shareholders, as a pro rata partial liquidating distribution, is expected to be taxable to the individual shareholders of Moyco for federal income tax purposes.

Consideration (See page __)

The aggregate consideration for the assets of the dental supplies business segment consists of the following:

o $17,000,000 in cash, subject to net working capital adjustments, and subject to the transaction proposed closing on or before May 15, 2001; should the transaction close after May 15, 2001 but before May 31, 2001, the cash consideration will be reduced by $5,000 per day;
o        the assumption by Miltex of certain liabilities of Moyco; and
o the engagement of Marvin E. Sternberg, Chairman of the Board, President and Chief Executive Officer, and a Director of Moyco, to provide consulting services to Miltex in connection with the transition of the dental supplies business segment from Moyco to Miltex and Miltex's operation of the dental supplies business segment thereafter. Mr. Sternberg will be compensated at the rate of $400,000 per year over the five-year term of his consulting engagement, pursuant to the terms of a Consulting Agreement, to be executed at the closing. Mr. Sternberg may also earn additional compensation under the Consulting Agreement if and to the extent that Miltex's profitability is increased by the sale of certain dental instruments. The compensation paid to Mr. Sternberg by Moyco will be reduced to reflect his involvement with Miltex.

Accounting Treatment (See page __)

The dental assets to be sold pursuant to the Plan of Asset Transfer and Partial Liquidation will be accounted for as a disposal of a business segment in accordance with generally accepted accounting principles.

Absence of Dissenters' Rights (See page __)

Under the Pennsylvania Business Corporation Law, holders of shares of common stock of Moyco will not be entitled to dissenters' rights with respect to the Plan of Asset Transfer and Partial Liquidation.

Regulatory Approvals (See page __)

As a result of a recent change in the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976, the sale of the assets of Moyco's dental supplies business segment is not subject to prior approval of the sale by the Federal Trade Commission.

Changes in the Rights of Shareholders  (See page __)

The shareholders of Moyco will retain their equity interests in Moyco following the consummation of the Plan of Asset Transfer and Partial Liquidation. Accordingly, there should not be any differences in the rights of the shareholders of Moyco as a result of the Plan of Asset Transfer and Partial Liquidation.

         Questions and Answers About The Special Meeting of Shareholders

Q. What is the Purpose of The Special Meeting of Shareholders?

A. To consider and act upon a proposal to approve a Plan of Asset Transfer and Partial Liquidation authorizing the sale of Moyco's dental supplies business segment on such terms and conditions as are set forth in an Asset Purchase Agreement, dated as of January 10, 2001, as amended on March 28, 2001, between Moyco and certain of its subsidiaries, as the sellers, and Miltex Instrument Company, Inc., a New York corporation, as the buyer.

Q. Who Is Entitled To Vote at The Special Meeting of Shareholders?

A. Shareholders as of the close of business on April 2, 2001, the record date for voting purposes.

Q. What Happens If I Sell My Moyco Shares Before The Special Meeting of Shareholders?

A. If you transfer your shares of Moyco common stock after the record date, but before the special meeting of shareholders, you will retain your right to vote at the special meeting of shareholders.

Q. If My Shares are Held In "Street Name" By My Broker, Will My Broker Vote My Shares For Me?

A. Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide him or her or it with instructions on how to vote. If you do not instruct your broker on how to vote either in favor of or against the Plan of Asset Transfer and Partial Liquidation, your shares will not be voted, which will have the effect of a vote "against" the proposed Plan of Asset Transfer and Partial Liquidation. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q. May I Change My Vote After I Have Mailed My Signed Proxy Card?

A. Yes. You may revoke your proxy at any time before the special meeting of shareholders by

     o giving written notice of your revocation to Moyco's Secretary at the following address:

                           William Woodhead, Secretary
                            Moyco Technologies, Inc.
                               200 Commerce Drive
                       Montgomeryville, Pennsylvania 18936

     o giving Moyco's Secretary a duly executed proxy bearing a later date than the proxy you originally sent

     o    attending the special meeting of shareholders and voting in person

Q. What Do I Need To Do Now?

A. We urge you to read the proxy statement carefully and to consider how the Plan of Asset Transfer and Partial Liquidation affects you as a shareholder.

Q. How Do I Vote?

A. You can vote in one of the following ways:

     o    in person at the special meeting of shareholders

     o    by proxy

If you choose to vote by proxy, indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting of shareholders. If you do attend the special meeting of shareholders you may still revoke your proxy and vote in person. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the Plan of Asset Transfer and Partial Liquidation, unless your shares are held in a brokerage account, in which case you should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q. Who Can Help Answer My Questions?

A. If you would like additional copies of the proxy statement or if you have questions about the Plan of Asset Transfer and Partial Liquidation, including how to complete and return your proxy card, or would like more information about Moyco, you should contact:

             Joseph S. Sternberg, Vice President and General Counsel
                            Moyco Technologies, Inc.
                               200 Commerce Drive
                       Montgomeryville, Pennsylvania 18936
                            Telephone: (800) 331-8837

                            MOYCO TECHNOLOGIES, INC.
                               200 Commerce Drive
                       Montgomeryville, Pennsylvania 18936
                                 (800) 331-8837


                    The Special Meeting of Moyco Shareholders

Purpose of the Special Meeting

The special meeting is being held so that shareholders of Moyco may consider and vote upon a proposal to approve the sale of Moyco's dental supplies business segment pursuant to an Asset Purchase Agreement, dated as of January 10, 2001, as amended by the Amendment to the Asset Purchase Agreement, dated as of March 28, 2001, by and among Moyco and certain of its subsidiaries and Miltex Instrument Company, Inc., a New York corporation, and to transact any other business that properly comes before the special meeting or any adjournment of the special meeting.

Date, Time and Place; Shareholder Record Date for the Special Meeting

The special meeting of Moyco shareholders will take place on Tuesday, May 15, 2001 at 9:00 a.m., Eastern Daylight Savings Time, at the offices of Moyco, 200 Commerce Drive, Montgomeryville, Pennsylvania 18936. Moyco's Board of Directors has fixed the close of business on April 2, 2001, as the record date for the determination of Moyco shareholders entitled to notice of and to vote at the special meeting. On that date Moyco had outstanding and entitled to vote 5,040,492 shares of common stock, par value $.005 per share. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining a quorum.

Vote of Moyco Shareholders Required to Approve Sale of Assets

You are entitled to one vote for each share of Moyco common stock held by you on the record date on each proposal to be presented to the shareholders at the special meeting. The affirmative vote of a majority of the outstanding common shares is required for the Plan of Asset Transfer and Partial Liquidation to be approved and adopted by the shareholders. Marvin E. Sternberg, Chairman of the Board, President, Chief Executive Officer and a Director, beneficially owns a majority of the outstanding common stock of Moyco as of April 2, 2001, and is obligated to vote in favor of the Plan of Asset Transfer and Partial Liquidation, as well as the Asset Purchase Agreement, under the terms of a Voting Agreement, dated as of January 10, 2001, between him and Miltex.

Proxies

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moyco to be voted at the special meeting of shareholders of Moyco referred to in the foregoing notice. All proxies from holders of shares of Moyco common stock that Moyco receives before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, that proxy will be voted "FOR" approval of the sale of Moyco's dental supplies business segment. Shareholders who execute proxies may revoke them at any time before they are voted by written notice delivered to the Secretary of Moyco.

Costs

The entire cost of soliciting management proxies will be borne by Moyco. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of Moyco, who will not be compensated for their services. Moyco will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to their principals and obtaining their proxies.

Certain Information Regarding Markets and Market Prices

The NASDAQ SmallCap Market (the "NASDAQ") is the principal market on which Moyco's common stock is traded. The trading symbol of Moyco is "MOYC".

There were approximately 700 registered holders of record of common stock as of April 2, 2001. The high and low sale prices for Moyco's common stock on the NASDAQ as of January 9, 2001, the day preceding the day the Plan of Asset Transfer and Partial Liquidation was approved and adopted by the Board of Directors, were $1.87 and $1.75 per share, respectively.

Voting Securities and Principal Holders Thereof

The following table sets forth, as of April 2, 2001, except as otherwise noted, the beneficial ownership of Moyco's common stock by each person who owns of record or is known by Moyco to own beneficially more than 5% of the common stock of Moyco.

Name and Address of       Amount and Nature of Beneficial        Percentage of Outstanding
Beneficial Owner             Ownership of Common Stock              Common Stock Owned
-------------------       -------------------------------        -------------------------
Marvin E. Sternberg          2,954,741(1)                                   58.6%
728 Canterbury Lane
Villanova, PA 19085

------------
(1) Of these shares, 2,732,611 shares are held by Marvin E. Sternberg, both of record and beneficially and 222,130 shares are held by Susan Sternberg, his wife, both of record and beneficially.

Security Ownership of Management

The following information is furnished as of April 2, 2001 with respect to the common stock of Moyco beneficially owned by all directors and officers of Moyco.

The information concerning the directors and officers and their security holdings has been furnished by them.

                                                                 Amount and Nature    Percentage of
                                                                 of Beneficial        Outstanding
                                                                 Ownership of         Common
Beneficial Owner            Title                                Common Stock         Stock Owned
----------------            -----                                -----------------    -------------
Marvin E. Sternberg         Chairman of the Board, President      2,954,741(1)          58.6%
                            and CEO, Director
Irvin Paul                  Director                              2,000                  --
Marvin Cravetz              Director                              42,600                 0.8%
William Woodhead            Director, Secretary and Treasurer     12,000                 0.2%
Donald Gleklen              Director                              18,000                 0.4%
Joseph S. Sternberg         Vice President and General            200,582                4.0%
                            Counsel
Cathy Neifeld               Director                              --                     --
Mark E. Sternberg           Administrative Vice                   178,753                3.5%
                            President
All Officers and Directors                                        3,408,676             67.6%

(1) Refer to Footnote (1) of the previous table

                                   Proposal I
                 Plan of Asset Transfer and Partial Liquidation

This section of the proxy statement contains the Plan of Asset Transfer and Partial Liquidation. You should read this entire document carefully for a complete understanding of the sale.

Background of Moyco

Contact Information:

Joseph S. Sternberg, Vice President and General Counsel
Moyco Technologies, Inc.
200 Commerce Drive
Montgomeryville, Pennsylvania 18936
Telephone: (800) 331-8837

Moyco operates in two business segments: the dental supplies business segment and the precision abrasives business segment. The dental supplies business segment involves the manufacture, marketing and distribution of dental supplies, such as waxes, abrasives, medicaments, dental mirrors, endodontic (root canal) instruments, materials and equipment, sundry dental items, hand instruments, sterilization items, as well as the repacking and distributing of other dental products for sale to the professional dental market. The precision abrasives business segment involves the manufacture of commercial coated abrasives, precision submicron coated abrasives, slurries (wet abrasives) and polishing agents. These products are used for various applications and industries, including, but not limited to, fiber optics, lapidary, nail files, dentistry, plastics and woods, semiconductor manufacturing and other high-tech manufacturing procedures which require extremely fine abrasive films and/or slurries to achieve consistently uniform polishing results. The precision abrasives business segment works closely with customers to develop specific products to meet each customer's unique finishing requirements.

The dental supplies business segment comprises approximately 62% of Moyco's assets based on the Form 10-QSB/A previously filed by Moyco for the period ended December 31, 2000. Revenues of the dental supplies business segment for the six month period ended December 31, 2000 were 55% of Moyco's revenues.

Moyco's Board of Directors did not seek a fairness opinion for the sale of its dental supplies business segment to Miltex, as Moyco's Board determined that the sale to Miltex, pursuant to the Asset Purchase Agreement, is the best course of action for Moyco's shareholders for the following reasons: Miltex's proposal to Moyco for the purchase of its dental supplies business segment was financially more favorable to Moyco's shareholders than any other bid Moyco received. Of the actual bidders, Miltex was the only party offering a comprehensive acquisition strategy for all of Moyco's dental products. Each of the other bidders would have purchased only a portion of Moyco's dental business. Accepting one of these other bids would have left Moyco, in the judgment of its Board of Directors, with a dental business so reduced in size that it could not have operated profitably and would have placed a financial burden on the remaining continuing precision abrasives business operation.

On March 28, 2001, the Asset Purchase Agreement was amended to provide for a progressive reduction in purchase price for failure to close the transactions contemplated therein by May 15, 2001. If the closing of the transactions occurs later than May 15, 2001 and Miltex (i) is not in breach of its obligations under the Asset Purchase Agreement and (ii) does not seek to cause delay of the closing beyond May 15, 2001, then the purchase price shall be reduced as follows: if the closing of the transactions takes place after May 15, 2001 but on or before May 31, 2001, then the purchase price shall be reduced by the product of (A) $5,000 and (B) the number of days that the actual closing date follows May 15, 2001; (ii) if the actual closing date is subsequent to May 31, 2001 but on or before June 30, 2001, the purchase price shall be reduced by the sum of (x) $80,000 and (y) the product of (A) $10,000 and (B) the number of days that the actual closing date follows May 31, 2001; and (iii) if the actual closing date is subsequent to June 30, 2001, the purchase price shall be reduced by the sum of (x) $380,000 and (y) the product of (A) $16,304.35 and (B) the number of days that the actual closing date follows June 30, 2001.

In August, 1996, Moyco acquired all of the outstanding common stock of Thompson Dental Mfg. Co., a manufacturer of dental hand instruments and related products. Thompson's business activities since the date of acquisition have been included in Moyco's dental supplies business segment.

Dental Supplies

Moyco, through its dental supplies business segment, is engaged in the manufacture, marketing and distribution of dental supplies, such as waxes, abrasives, medicaments, dental mirrors, endodontic (root canal) instruments, materials and equipment, sundry dental items, hand instruments, sterilization items, as well as the repackaging and distributing of other dental products for sale to the professional dental market.

The dental supplies business segment sells products under the "Moyco Union Broach" and "Thompson" trade names. The Moyco Union Broach product line includes various patented and/or proprietary products under well-known trade names including, but not limited to, FLEX-R Files, LIGHTNING Strips, ONYX-R Files, MASTERSOL, and BEAUTY PINK wax. The Thompson product line offers the professional dental market various proprietary products such as TACTILE TONE hand instruments and the RE-BAG reusable sterilization pouch.

All products are generally sold through salaried and commissioned salespersons to dental supply wholesalers and distributors serving the professional dental market in the United States and overseas, as well as to a limited number of end users. During the years ended June 30, 2000 and 1999, one dental supplies business segment customer accounted for 12.4% and 11.9%, respectively, of Moyco's total net sales. Sales in the dental supplies business segment to overseas customers were 8.7%, 12.1% and 17.5% of total net sales for the years ended June 30, 2000, 1999 and 1998, respectively. Sales of Moyco's endodontic (root canal) instruments accounted for 36.8%, 25.6% and 24.0% of Moyco's total net sales for the years ended June 30, 2000, 1999 and 1998, respectively.

While the sales growth of the U.S. dental supplies business has been slower than other industries during the past five years, endodontic (root canal) instrument, material and equipment sales are increasing at a higher rate due to the aging of the U.S. population, expansion of dental services offered by general dentists, and the attractive economics of endodontics. With regard to Moyco's patented line of nickel titanium endodontic instruments, after the dentist is properly trained, use of these items will usually significantly reduce patient "chair time" and potential complications which occur during traditional root canal therapy. While the dental supplies business segment's strength, endodontic instruments, should provide various opportunities for growth, nevertheless, with regard to all of the other product lines manufactured by the dental supplies business segment and endodontic instrument business in certain international territories, Moyco continues to experience price sensitivity of its customer base which only allows for nominal product price increases.

During the fiscal year ended June 30, 2000, Moyco introduced various innovative and proprietary endodontic (root canal) products which are expected to complement popular Moyco Union Broach products and to fully integrate the endodontic product line. To further expand its endodontic product offering, Moyco, through its Thompson product line, also commenced manufacturing and marketing several new endodontic hand instruments featuring proprietary color-coded tactile tone grips to reduce hand stress.

Precision Abrasives

Moyco, through its precision abrasives business segment, is engaged in the manufacture of commercial abrasive materials under the name "Flex-I-Grit" and the production of extremely fine sub-micron abrasive films and slurries under the trademark "Ultralap." Moyco also manufactures slurries (wet abrasives) for various fine finishing procedures. Moyco's abrasives are often manufactured to the specifications of customers for various unique fine polishing requirements.

Moyco's abrasive films are manufactured for more than twenty different applications and, therefore, are made in numerous varieties which take into account many factors such as (i) type of grit (i.e., aluminum oxide, diamond, cerium, etc.), (ii) grit size, (iii) grit consistency, (iv) color, (v) type of backing or substrate, (vi) finished product delivery type (i.e., rolls, disks, sheets, strips, etc.) and (vii) customer requirements. Moyco sells its precision abrasive products to the following markets: semiconductor and other high-tech manufacturing, fiber optics, dentistry, lapping gem, toy and hobby, imaging, automotive parts, finger nail, ceramic roll and other markets which require fine polishing, lapping and finishing films and/or slurries.

Moyco's abrasives made for the toy and hobby industry ("Flexi-I-Grit") are sold by a master distributor and other repackers through the use of private label arrangements, while the "Ultralap" products are sold by Moyco's salesmen either directly to end users or to distributors. Sales in the precision abrasives business segment to overseas customers were 12.2%, 7.9% and 4.9% of total net sales for the years ended June 30, 2000, 1999 and 1998, respectively.

Background of Miltex

Contact Information:

Miltex Instrument Company, Inc.
100 Hicksville Road
Bethpage, New York, 11714
(516) 576-8130

Miltex is a New York corporation. Miltex is the leading supplier of high quality hand held, non-powered surgical, dental, podiatry, and veterinary instruments to health care distributors in North America. Miltex has the leading brand in the alternate site surgical, veterinary, and podiatry markets, and is one of the leading brands in the dental market. Miltex was formed over 50 years ago and has annual sales in excess of $44 million. American Securities Capital Partners, L.P., an equity fund with over $500 million of capital under management, is the controlling shareholder of Miltex.

Background of the Negotiations with Miltex

Strategic consultants were retained by Moyco to review strategic alternatives for the purpose of increasing shareholder value. After conducting due diligence on Moyco and many meetings with senior level executives of Moyco, the consultants determined, based on the rapidly consolidating nature of the professional dental supply business, and the capital available to Moyco, that the best course of action for shareholders was to sell the dental business and focus exclusively on the precision abrasives business, which is continuing to experience significant top line revenue growth. The strategic consultants handled negotiations with all candidates, including Miltex, and consistently communicated the status of the negotiations with senior executives of Moyco. The strategic consultants advised Moyco senior executives of negotiation strategy and consulted with these individuals to determine the best course of action.

Moyco, through its strategic consultants, solicited bids from three companies, other than Miltex. These companies were identified by and through the industry experience and contacts of senior level executives of Moyco. Initially, the potential acquirers were contacted at major dental industry trade shows. Two of the three companies, as well as Miltex, entered into non-disclosure agreements with Moyco and commenced preliminary discussions concerning a possible acquisition by merger or a direct purchase of the assets of Moyco's dental supplies business segment. Miltex was most willing to move forward with serious negotiations for all of the dental assets. While there was significant discussion, no formal offers were submitted by any of the other acquisition candidates for the purchase of the entire dental supplies business segment. Moyco operates a dental hand instrument manufacturing company, Thompson Dental Manufacturing Company, in Missoula, Montana. Moyco also operates a dental division, Moyco Union Broach, in York, Pennsylvania. The discussions with other acquisition candidates focused on the purchase of only one of the two operations. When Moyco attempted to package both operations, the other candidates provided minimal additional valuation for the other piece. Miltex was the only bidder providing a fair valuation for both dental operations and, therefore, the highest price for the entire dental business. Only one company other than Miltex conducted significant due diligence. This company had determined that pursuing the bidding process would not be fruitful as it was unwilling to submit a bid comparable to the one Moyco expected from Miltex for the entire dental supplies business segment.

Moyco's Board of Directors, given the rapidly consolidating nature of the professional dental supply business, believed that time was of the essence in securing maximum value for the assets of the dental supplies business segment. Not only was Miltex proceeding at a much quicker pace than the other bidders, Miltex was interested in the entire dental business segment, whereas the other parties were interested only in purchasing parts thereof, which, in the opinion of Moyco's Board of Directors, would not have been in the best interest of its shareholders. Discussions with Miltex took place over a nine month period.

Miltex, with operations significantly larger than Moyco's dental business, desired the expertise of an acknowledged senior executive in the international dental business and worldwide endodontic business. Mr. Sternberg has been active in the dental industry since 1974 and has developed many important business relationships during his career. Mr. Sternberg successfully built the Moyco dental business into a profitable international business with significant market penetration in South America, Mexico and Japan. Miltex determined that Mr. Sternberg would be able to significantly assist it in securing international business, as Miltex has no senior executive with such international expertise and contacts. Also, Mr. Sternberg would provide additional valuable input with regard to Miltex's strategic plans including acquisition strategy. Miltex believes that his services are vital for purposes of pursing its dental business consolidation plan. In the view of Moyco's Board of Directors, it is unlikely that Miltex would have agreed to buy Moyco's dental supplies business segment at all (and certainly not for the amount that Miltex has agreed to pay) without obtaining Mr. Sternberg's agreement to provide consulting services and to refrain from competing against it given the fact that Mr. Sternberg is a well known, respected and highly experienced executive within the dental industry. The Consulting Agreement provides Miltex with value over and beyond the transaction price.

The Board did provide one potential purchaser an opportunity to resubmit its proposal before Moyco entered into the Asset Purchase Agreement with Miltex. This entity declined to improve its initial valuation as it determined that it could not better, or even match, Miltex's bid for the entire dental business. Moyco did not receive any bids higher than the current proposal with Miltex for Moyco's entire dental supplies business segment.

Moyco senior executives and its strategic consultants reviewed with the Board of Directors the various options available to Moyco that could increase shareholder value. Throughout the process, senior executives remained aware of recent transactions in the dental industry. Senior executives understood the ranges of average multiples of adjusted EBITDA, multiples of sales, and other methods of placing a value on dental product manufacturing businesses. The Miltex proposal places a value on the Moyco dental business which is consistent, in terms of the multiple of adjusted EBITDA, multiple of sales and other methods, with recently reported transactions involving dental businesses.

Moyco's Board determined that the sale to Miltex, pursuant to the Asset Purchase Agreement, is the best course of action for Moyco's shareholders. Miltex's proposal to Moyco for the purchase of its dental supplies business segment was financially more favorable to Moyco's shareholders than any other bid Moyco received. Of the actual bidders, Miltex was the only party offering a comprehensive acquisition strategy for all of Moyco's dental products. Each of the other bidders would have purchased only a portion of Moyco's dental business. This would have left Moyco, in the judgment of its Board of Directors, with a dental business so reduced in size that it could not have operated profitably and would have placed a financial burden on the remaining continuing precision abrasives business operation.

Reasons for the Sale

The Board of Directors of Moyco has approved the sale of Moyco's dental supplies business segment for the following reasons:

     o During the last several years, value in the dental industry has, in the view of Moyco's Board of Directors, been driven by consolidation, not excellence. Moyco's Board determined that Moyco does not have the financial resources required to enhance shareholder value through acquisitions of or mergers with synergistic companies and also determined that shareholder value could best be enhanced by selling the dental business. Prospective acquirers, however, were not interested in purchasing the dental business at fair value during the expensive and protracted complex patent litigation with Dentsply, International, Inc. that commenced in April, 1998 and was settled in the fall of 2000. Following the settlement of this litigation, several potential acquirers expressed interest in purchasing Moyco's dental business based on Moyco's brand names, intellectual properties, manufacturing capabilities, and products and also on the fact that the Moyco dental business complemented their product lines and business strategies. Moyco's Board determined that the sale to Miltex, pursuant to the Asset Purchase Agreement, is the best course of action for Moyco's shareholders, as Moyco does not have the ability, at its current size, to raise the capital (by way of equity or debt) needed to allow Moyco to build a larger competitive sales force and/or acquire other synergistic dental companies in order to enhance its competitive position in the rapidly consolidating dental supply market.

     o The sale of the dental business should also result in the enhancement of shareholder value attributable to Moyco's remaining business, its precision abrasives business segment, which has experienced significant top-line revenue growth during the last several years. This growth has primarily resulted from Moyco's success in developing, manufacturing, marketing and distributing proprietary extremely fine and uniform abrasive films and slurries for customer-specific polishing requirements for fiber-optic, ceramic roll, automotive part and other high-tech applications. As a result of the sale of its dental business, Moyco believes that its balance sheet and income statement will be stronger and its working capital and other liquidity and financial ratios will be significantly improved as a result of the substantial debt reduction and resolution of corporate liabilities related to the dental supplies business segment. This will allow Moyco to react more quickly to various high-tech business opportunities and/or create greater shareholder value through strategic alternatives.

     o The sale of the dental business will allow Moyco's management to focus exclusively on building shareholder value in its precision abrasives business. Moyco's Board of Directors expects this sharper focus to result in a better definition for Moyco in the investment and financial community.

     o In the opinion of the Board of Directors, the Asset Purchase Agreement with Miltex returns the highest value to Moyco's shareholders and properly positions its precision abrasives business to capitalize on business opportunities, market valuation, and possible strategic alternatives. Following the sale of the dental business, Moyco's financial resources and management time will be exclusively applied to building Moyco as a specialty manufacturer of proprietary super-fine abrasive films and slurries for various customer specific technical applications.

Recommendation of Moyco's Board of Directors

At its meeting on January 10, 2001, Moyco's Board of Directors determined that the sale of the dental supplies business segment was fair to, and in the best interest of, Moyco and Moyco's shareholders and unanimously approved the Asset Purchase Agreement. At a subsequent meeting held on January 31, 2001, Moyco's Board of Directors approved the Plan of Asset Transfer and Partial Liquidation. Accordingly, Moyco's Board of Directors recommends that Moyco's shareholders vote in favor of adoption of the Plan of Asset Transfer and Partial Liquidation.

Moyco's Board of Directors considered the following factors, among others, in reaching its conclusion to approve the sale and recommend the adoption of the Plan of Asset Transfer and Partial Liquidation:

     o Moyco does not have the financial resources required to raise enough capital, build a competitive sales force, or acquire other synergistic dental companies to effectively compete in the rapidly consolidating dental supply market.

     o The transaction should result in the enhancement of shareholder value related to Moyco's precision abrasive business segment, which has experienced significant top-line revenue growth during the last several years.

     o The sale will allow Moyco's Board of Directors and management to focus exclusively on the precision abrasives business segment, which should result in a better definition for Moyco in the investment and financial community.



Use of Proceeds

Even though Moyco is selling its dental supplies business segment, Moyco is not legally obligated to distribute any of the sale proceeds to its shareholders. Nevertheless, Moyco plans to provide for a pro rata partial liquidating dividend to its shareholders out of certain of the proceeds from the sale of its dental supplies business segment. The expected minimum amount of the partial liquidating dividend is $1.35 per share. The minimum amount of the sale price to be used for the partial liquidating dividend will be approximately $6.8 million. The maximum amount of the sale price to be used for the partial liquidating dividend will be approximately $7.5 million. Moyco does not intend to reduce the dividend below $1.35 per share and is unable to foresee any circumstances that would cause this dividend amount to be reduced or eliminated, other than a purchase price adjustment for failure to close by May 15, 2001 as contemplated by the Amendment to the Asset Purchase Agreement. (See page ___ for description of the Amendment to the Asset Purchase Agreement). Only shareholders of record on May 1, 2001 will be entitled to receive their pro rata share of the partial liquidating dividend. The remaining funds will primarily be used for the following purposes:

     o    debt reduction
     o    elimination of certain corporate liabilities
     o    severances
     o    operation of precision abrasives business segment
     o    payment of applicable taxes
     o    escrow for working capital adjustments

Accounting Treatment

The dental assets to be sold pursuant to the Plan of Asset Transfer and Partial Liquidation will be accounted for as a disposal of a business segment in accordance with generally accepted accounting principles.

Federal Income Tax Consequences

Moyco's Tax Consequences

The sale of Moyco's dental supplies business segment pursuant to the Asset Purchase Agreement and the Plan of Asset Transfer and Partial Liquidation is expected to be a taxable transaction to Moyco for federal income tax purposes. Gain realized by Moyco and its two subsidiaries, Thompson Dental Mfg., Inc. and Sweet Pea Technologies, Inc., from the sale of the assets of the dental supplies business segment will be taxable on Moyco's consolidated federal income tax return. The distribution to Moyco by its two subsidiaries of their respective shares of the net sale proceeds will not be a taxable event for federal income tax purposes for either Moyco or the transferring subsidiaries.

Moyco's Shareholders' Tax Consequences

Moyco will make a pro rata distribution to all of its shareholders out of the proceeds from the sale of the assets of the dental supplies business segment, including the proceeds received by its two transferring subsidiaries. Because Moyco and its subsidiaries have operated both the dental supplies business segment and the precision abrasives business segment for at least five years, it is expected that the sale of the assets of the dental supplies business segment and the distribution of sale proceeds to Moyco's shareholders will qualify as a partial liquidation for federal income tax purposes. This means that a Moyco shareholder (other than a shareholder that is a so-called "C corporation" for federal income tax purposes) will be treated as having sold to Moyco a portion of that shareholder's Moyco shares for an amount equal to that shareholder's pro rata share of the partial liquidating distribution. It is expected that each Moyco shareholder (other than a shareholder that is a C corporation) will realize, for federal income tax purposes, a capital gain equal to the excess of
(i) the amount of the partial liquidating distribution made to that shareholder, over (ii) that shareholder's federal income tax basis in the shares of Moyco stock that that shareholder is treated as having sold.

Because the partial liquidating distribution will be made pro rata to the Moyco shareholders, there will be no actual transfer of shares of stock from any shareholder to Moyco. Instead, for federal income tax purposes, each shareholder should regard 60% of that shareholder's shares as having been sold to Moyco in exchange for the partial liquidating distribution. This percentage is based on the determination by Moyco's Board of Directors that the dental supplies business segment represents approximately 60% of the entire value of Moyco. Each shareholder will apply that percentage to the shareholder's federal income tax basis for all of the shareholder's Moyco shares in order to determine the federal income tax basis for the shares deemed sold to Moyco. A shareholder's federal income tax basis in the shareholder's Moyco shares will have to be reduced by the percentage of the total tax basis used in calculating the gain realized by the shareholder from the receipt of the partial liquidating distribution.

For example, if the amount of the partial liquidating distribution is $1.35 per share, a shareholder who owns 100 shares of Moyco common stock will receive a partial liquidating dividend in the amount of $135. If that shareholder purchased his 100 shares for $1.00 per share, his total federal income tax basis in his shares is $100. Since the Moyco Board of Directors has determined that the dental supplies business segment represents, by value, 60% of Moyco, then that shareholder, in determining his gain realized for federal income tax purposes, will subtract 60% of his tax basis for his shares, or $60, from the $135 that he receives as his share of the partial liquidating distribution. Accordingly, that shareholder's gain realized will be $75 ($135 less $60) and his tax basis in his Moyco shares after the partial liquidating distribution will be $40.

Consideration

The aggregate consideration for the assets of the dental supplies business segment consists of the following:

     o $17,000,000 in cash, assuming the transaction closes on or before May 15, 2001, minus (i) the excess of any capital lease liabilities of the dental supplies business segment as of the date of the closing of the sale over $1.35 million, and (ii) the amount of the indebtedness of Moyco under its Installment Sale Agreement with York County Industrial Development Corporation for Moyco's York manufacturing and warehouse facility. The purchase price is also subject to net working capital adjustments, as set forth in Section 1.4 of the Asset Purchase Agreement, which operate as follows:

          Moyco and Miltex have agreed, under the terms of the Asset Purchase Agreement, to adjust the purchase price payable at the closing for the assets of the dental supplies business segment if there is a difference of $250,000 or more between the estimated net working capital (as determined by Moyco in accordance with Section 1.4(d) of the Asset Purchase Agreement) of the dental supplies business segment as of the date immediately prior to the closing date of the sale (the "Estimated Net Working Capital") and $3,950,000. If the difference between the Estimated Net Working Capital and $3,950,000 is greater than $250,000, such event will be an "Adjustment Event" and the amount payable by Miltex at the closing will be (i) increased if and by the amount that the Estimated Net Working Capital exceeds $3,950,000, or
          (ii) decreased if and by the amount that $3,950,000 exceeds the Estimated Net Working Capital. If the difference between the Estimated Net Working Capital and $3,950,000 is less than $250,000, such event will be a "Non-Adjustment Event."

          Moyco and Miltex have also agreed that there may be a second purchase price adjustment, which will take place approximately three months subsequent to the closing, based on the Actual Net Working Capital (as hereinafter defined) of the dental supplies business segment. This second adjustment operates as follows: Subsequent to the closing, Miltex will prepare a net working capital calculation of the dental supplies business segment as of the date immediately prior to the closing date of the sale. Moyco, under the terms of the Asset Purchase Agreement, will have the opportunity to contest Miltex's calculation. Any disagreements between Miltex and Moyco are to be resolved by PricewaterhouseCoopers, a neutral accounting firm. This net working capital calculation, prepared by Miltex and either accepted by Moyco or finally determined by PricewaterhouseCoopers, will be the "Actual Net Working Capital". At the closing, Moyco and Miltex will escrow $1,000,000 (the "Escrow") from the sale proceeds to secure Moyco's obligations in the event that (i) there is an Adjustment Event and the Estimated Net Working Capital equals or exceeds the amount of the Actual Net Working Capital, or (ii) there is a Non-Adjustment Event and $3,950,000 exceeds the Actual Net Working Capital, as more fully described below.

          If there is an Adjustment Event, and if the amount of the Actual Net Working Capital equals or exceeds the amount of the Estimated Net Working Capital, the appointed escrow agent, The Chase Manhattan Bank, will deliver to Moyco the entire Escrow. If, on the other hand, there is an Adjustment Event and the amount of the Estimated Net Working Capital exceeds the amount of the Actual Net Working Capital, then the appointed escrow agent will pay the amount of such excess to Miltex out of the Escrow. The balance of the Escrow, if any, will then be delivered to Moyco. In the event that the Estimated Net Working Capital exceeds the amount of the Actual Net Working Capital and such excess exceeds the Escrow, Moyco will pay the amount of any such insufficiency to Miltex. In the event that the Actual Net Working Capital exceeds the amount of the Estimated Net Working Capital and such excess exceeds the Escrow, then Miltex will pay the amount of any such insufficiency to Moyco.

          If there has been a Non-Adjustment Event, and if the amount of the Actual Net Working Capital equals or exceeds $3,950,000, the appointed escrow agent will deliver to Moyco the entire Escrow. If, on the other hand, $3,950,000 exceeds the amount of the Actual Net Working Capital, the appointed escrow agent will pay the amount of such excess to Miltex out of the Escrow. The balance of the Escrow, if any, will then be delivered to Moyco. In the event that the Actual Net Working Capital equals or exceeds $3,950,000 and such excess exceeds the Escrow, then Miltex will pay the amount of any such insufficiency to Moyco. In the event that $3,950,000 exceeds the amount of the Actual Net Working Capital and such excess exceeds the Escrow, then Moyco will pay the amount of any such insufficiency to Miltex.

     o the assumption of certain liabilities, including trade payables and accrued expenses of the dental supplies business segment, the capital lease and operating lease obligations of the dental supplies business segment, and all other liabilities of the dental supplies business segment (including tax liabilities) properly accruing in and relating to periods on or after the closing of the sale.

     o Miltex has agreed to engage Marvin E. Sternberg, Chairman of the Board, President and Chief Executive Officer, and a Director of Moyco, to provide consulting services to Miltex in connection with the transition of the dental supplies business segment from Moyco to Miltex and Miltex's operation of the dental supplies business segment thereafter. Mr. Sternberg will be compensated at the rate of $400,000 per year over the five-year term of his consulting engagement, pursuant to the terms of a Consulting Agreement, to be executed at the closing, attached hereto as Annex D. Mr. Sternberg may also earn additional compensation under the Consulting Agreement if and to the extent that Miltex's profitability is increased by the sale of certain instruments. More specifically, if an alloy formulation for rotary endodontic file products results in an increase in Miltex's gross profit, minus development and advertising costs, during the first three years of the Consulting Agreement, Miltex will pay to Mr. Sternberg an amount equal to 10% of such increased gross profit, but not more than $500,000. The compensation paid to Mr. Sternberg by Moyco will be reduced to reflect his involvement with Miltex.

     o Under the Consulting Agreement, if Moyco becomes obligated to pay any damages to Miltex in respect of any claims made under the indemnification provisions of the Asset Purchase Agreement, then Miltex may, in its discretion, reduce the amount of the remaining consulting fee payments to Mr. Sternberg thereafter coming due by the amount of such damages, subject to certain limitations set forth in the Consulting Agreement. On the closing date, Mr. Sternberg and Moyco intend to enter into an Indemnity Agreement, a copy of which is attached hereto as Annex E, under which Moyco will agree to indemnify and hold harmless Mr. Sternberg from any loss that Mr. Sternberg may suffer if Miltex exercises such set-off rights against Mr. Sternberg's consulting payments.

Considering the effect of all adjustments, the total cash consideration that Moyco would have received if the closing were to have occurred as of April 15, 2001 is approximately $17,349,263, as demonstrated in the following table:

Moyco Technologies, Inc.
Net Consideration Due on Dental Sale
As of April 15, 2001

Working Capital - Assets
Accounts Receivable                $ 1,794,699
Inventories                        $ 3,296,575
Prepaid Expenses                   $   239,230
Note Receivable, current           $   131,844

Working Capital - Liabilities
Accounts payable                  ($   860,579)
Accrued expenses                  ($   302,506)
                                   -----------
Net Working Capital                $ 4,299,263
Working Capital Threshold          $ 3,950,000
                                   -----------
Working Capital Adjustment         $   349,263
Base Price                         $17,000,000
                                   ------------
Total Consideration                $17,349,263

The foregoing example should not be construed as representing the actual amount of the total consideration that Moyco will receive for the dental supplies business segment.

Regulatory Approvals

On December 21, 2000, President Clinton signed into law antitrust reform legislation, to take effect on February 1, 2001. As a result, the sale of the dental supplies business segment is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevent reportable transactions from being completed until statutory waiting periods expire or are terminated.

Absence Of Dissenters' Rights

Under the Pennsylvania law governing corporations, a shareholder generally has the right to dissent from, and to obtain payment of the fair value of his shares in the event of, a sale of all or substantially all of a corporation's assets pursuant to a plan of asset transfer. These dissenters' rights, however, are not available to the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan of asset transfer is to be voted on, is registered under the Securities Exchange Act of 1934, as amended. On the record date, Moyco's common stock was registered under the Securities Exchange Act of 1934. Accordingly, under Pennsylvania law, holders of shares of common stock will not be entitled to any dissenters' rights with respect to the Plan of Asset Transfer and Partial Liquidation.

Changes In The Rights of Shareholders

The shareholders of Moyco will retain their equity interests in Moyco following the consummation of the Plan of Asset Transfer and Partial Liquidation. Accordingly, there should not be any differences in the rights of the shareholders of Moyco as a result of the Plan of Asset Transfer and Partial Liquidation.

Pro Forma Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the following events:

     o Disposition of the dental supplies business segment in accordance with the Asset Purchase Agreement dated January 10, 2001 between the Company and Miltex Instrument Company, Inc.

     o Payment to shareholders of record at a date to be determined of a liquidating dividend in the amount of $1.35 per share

     o Payment of certain debt obligations from the proceeds of the sale of the dental supplies business segment

The pro forma consolidated balance sheet gives effect to the proposed transactions as if they had occurred on December 31, 2000. The pro forma consolidated statements of operations for the twelve months ended June 30, 2000 and for the six months ended December 31, 2000 were prepared as if the proposed transactions had occurred on July 1, 1999.

On March 21, 2001, the Company filed a Form 8-K to reflect the results of operations of the dental supplies business segment as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30 in the Company's historical financial statements for each of the three years in the period ended June 30, 2000, which had previously been filed in the Company's Form 10-K for the year ended June 30, 2000. In addition, the Company included an amended Management's Discussion and Analysis of Financial Condition for the corresponding periods.

The pro forma consolidated financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if all of the events as described above had occurred on the first day of the respective periods presented, nor is it necessarily indicative of our future operating results or financial position.

                    Moyco Technologies, Inc. and Subsidiaries
      Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
                       Six Months Ended December 31, 2000

                                                                         Disposition
                                                   As Reported           Adjustments                   Pro Forma
                                                  -----------------     -----------------             -----------
NET SALES...............................             $  5,374,881                  --                 $  5,374,881

COSTS OF GOODS SOLD.....................                3,957,911                  --                    3,957,911
                                                     ------------          ----------                 ------------
        Gross profit....................                1,416,970                  --                    1,416,970

OPERATING EXPENSES:
     Sales and marketing................                  400,330                  --                      400,330
     Research and development...........                    4,160                  --                        4,160
     General and administrative.........                1,016,688                  --                    1,016,688
                                                     ------------          ----------                 ------------
        Total operating expenses........                1,421,178                  --                    1,421,178
                                                     ------------          ----------                 ------------
        Income from operations..........                    4,208                  --                        4,208

     INTEREST INCOME (EXPENSE)..........                  (19,031)             54,943[4]                    35,912

     OTHER INCOME, NET..................                   28,417                  --                       28,417
                                                     ------------          ----------                 ------------
        Income before taxes.............                    5,178              54,943                       60,121

     INCOME TAX (EXPENSE)...............                 (112,256)            (18,680)                    (130,936)
                                                     ------------          ----------                 ------------
     LOSS FROM CONTINUING
       OPERATIONS ......................             $   (107,078)            $36,263                 $    (70,815)
                                                     ============          ==========                 ============
LOSS PER COMMON SHARE FROM
  CONTINUING OPERATIONS
      Basic.............................             $      (0.02)                                     $     (0.01)
      Diluted...........................             $      (0.02)                                     $     (0.01)

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING
      Basic.............................                5,034,392                                       5,034,392
      Diluted...........................                5,042,107                                       5,042,107

                    Moyco Technologies, Inc. and Subsidiaries
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                             As of December 31, 2000

                                                                       Disposition
                                                  As Reported          Adjustments               Pro Forma
                                               -----------------    -----------------            -----------
Assets
Cash and cash equivalents...............         $     723,012         $    195,193[1][2]       $      919,690
Accounts receivable.....................             2,619,047                   --                  2,619,047
Other receivables.......................               155,231                   --                    155,231
Inventories, estimated..................             1,274,041                   --                  1,274,041
Income taxes receivable.................               581,836                   --                    581,836
Deferred income taxes...................               212,162                   --                    212,162
Prepaid expenses........................               149,603                   --                    149,603
Net assets of discontinued operations...             5,843,476           (5,843,476)[1]                     --
                                                 -------------         ------------              -------------
Total current assets....................            11,558,408           (5,648,283)                 5,911,610

Property, plant and equipment, net......             2,067,783                   --                  2,067,783
Other assets............................                87,750                   --                     87,750
                                                 -------------         ------------              -------------
Total assets............................         $  13,713,941         $ (5,648,283)             $   8,067,143
                                                 =============         ============              =============
Liabilities and Stockholders' Equity
Liabilities:
Line of credit..........................         $   1,700,000         $ (1,700,000)[2]          $          --
Current portion of capital lease
  obligations...........................                62,737                   --                     62,737
Current portion of long-term debt.......               503,019             (426,097)[2]                 76,922
Accounts payable........................             1,099,824                   --                  1,099,824
Accrued expenses........................               302,575             (170,600)[2]                131,975
                                                 -------------         ------------              -------------
Total current liabilities...............             3,668,155           (2,296,697)                 1,371,458

Capital lease obligations...............               312,377                   --                    312,377
Long-term debt..........................             1,980,244           (1,119,910)[2]                860,334
Deferred income taxes...................                69,753                   --                     69,753
Other long-term liabilities.............                74,464              (74,464)[2]                     --
                                                 -------------         ------------              -------------
Total liabilities.......................             6,104,993           (3,491,071)                 2,613,922

Stockholders' Equity (Deficit):
Preferred stock.........................                    --                   --                         --
Common stock............................                28,807                   --                     28,807
Additional paid in capital..............             5,864,185           (5,864,185)[3]                     --
Retained earnings.......................             1,866,404            3,706,973 [1],[3]          5,574,862
Less-Treasury stock ....................              (150,448)                 --                    (150,448)
                                                 -------------         ------------              -------------
Total Stockholders' Equity (Deficit)....             7,608,948           (2,157,212)                 5,453,221
                                                 -------------         ------------              -------------
Total Liabilities and Stockholders'
  Equity ...............................         $  13,713,941         $ (5,648,283)             $   8,067,143
                                                 =============         ============              =============

                   Moyco Technologies, Inc. and Subsidiaries
            Pro Forma Condensed Statement of Operations (Unaudited)
                            Year Ended June 30, 2000

                                              As               Disposition
                                           Reported            Adjustments           Pro Forma
                                     -------------------       -----------           ---------
NET SALES                                 $6,650,597                 -             $6,650,597

COST OF GOODS SOLD                         4,771,163                                4,771,163
                                          ----------          --------             ----------

          Gross profit                     1,879,434                 -              1,879,434

OPERATING EXPENSES:
  Sales and marketing                        641,389                                  641,389
  Research and development                    37,438                                   37,438
  General and administrative               2,091,036                                2,091,036
                                          ----------          --------             ----------

           Total operating expenses        2,769,863                 -              2,769,863
                                          ----------          --------             ----------

            Loss from operations            (890,429)                 -              (890,429)

  INTEREST INCOME (EXPENSE)                 (212,760)          229,862(4)              17,102

  OTHER INCOME, NET                          270,516                 -                270,516
                                          ----------          --------             ----------

              Loss before taxes             (832,673)         229,862               (602,811)

  INCOME TAX (EXPENSE)                       278,212          (77,923)               200,289
                                          ----------          --------             ----------

  LOSS FROM CONTINUING OPERATIONS         $ (554,461)         $151,939             $ (402,522)
                                          ==========          ========             ==========

LOSS PER COMMON SHARE FROM
 CONTINUING OPERATIONS
  Basic                                   $    (0.11)                               $    (0.08)
  Diluted                                 $    (0.11)                               $    (0.08)

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING
  Basic                                    5,034,392                                5,034,392
  Diluted                                  5,042,107                                5,042,107


                    Moyco Technologies, Inc. and Subsidiaries
         Notes to Pro Forma Condensed Consolidated Financial Statements

1. Pro Forma Gain on Sale:
   -----------------------
   Proceeds from sale                                              $17,000,000
   Less: Estimated closing costs                                    (1,250,000)
                                                                   -----------
                                                                    15,750,000
   Cost of Net Assets to be Disposed of
   ------------------------------------
   Net assets of dental supplies business      $ (5,843,476)

   Adjust for dental supplies segment items
   not included in sale:
   Cash                                             278,549
   Long-term debt                                (2,689,182)        (8,254,109)
                                                  ---------        -----------
                                                                     7,495,891
   Federal and State Income Taxes at estimated
   combined 38% rate                                                (2,848,439)
                                                                    ----------
   Pro Forma gain on sale                                           $4,647,452
                                                                    ==========
2. Expected Use of Sale Proceeds
   -----------------------------
   Proceeds                                                        $17,000,000
   Add: Cash from discontinued operations                              278,549
                                                                   -----------
   Net proceeds                                                     17,278,549

   Less Expected Uses:
   -------------------
   Retirement of long-term debt:
     Long-term debt from  continuing
     operations                                  $1,546,007
     Long-term debt from discontinued
     operations                                   2,689,182
   Repayment of line of credit                    1,700,000
   Payoff of other liabilities                      245,064
   Liquidating Dividend                           6,804,664
   Taxes                                          2,848,439
   Closing Costs                                  1,250,000         17,083,356
                                                  ---------        -----------
   Excess cash                                                     $   195,193
                                                                   ===========
3. The Company plans to remit a portion of the sale proceeds to its shareholders in the form of a liquidating dividend. The amount to be distributed is based upon an expected dividend rate of $1.35 per share, and is calculated as follows:

   Outstanding common shares at 3/31/01           5,767,452
   Less: Shares held in treasury                   (726,960)
                                                 ----------
   Shares eligible for liquidating dividend       5,040,492
   Multiply by expected dividend rate            $     1.35
                                                 ----------
   Expected liquidating dividend                 $6,804,664
                                                 ==========
   Dividend charged to:
   Additional paid-in capital                    $5,864,185
   Retained earnings                                940,479
                                                 ----------
                                                 $6,804,664
                                                 ==========
4. Interest Expense Adjustments
   ----------------------------
   The pro forma financial information presented includes the retroactive effect of the use of sale proceeds to retire outstanding borrowings. The net effect on interest expense for the six months ended December 31, 2000 and the twelve months ended June 30, 2000 was a net reduction of $54,943 and $229,862, respectively. As a result of these pro forma adjustments to interest expense, the interest income portion of the net interest figure exceeded the remaining interest expense portion, resulting in a pro forma net interest income balance for all periods shown.

Selected Financial Data

         The selected financial data reflects the results of operations of the dental supplies business segment as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30, thus the statement of operations data reflects the segregation of the activity of the dental supplies business segment for all periods presented and the balance sheet data reflects the segregation of the assets and liabilities of the dental supplies business only as of June 30, 2000. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Moyco's Consolidated Financial Statements and the Notes thereto contained in Moyco's Annual Report on Form 10-K for the fiscal year ended June 30, filed on November 9, 2000 and Moyco's Current Report on Form 8-K filed on March 21, 2001, which are incorporated by reference in this proxy statement.

                            Selected Financial Data

                                                                                Fiscal Year Ended June 30,
                                                               ---------------------------------------------------------------------
Selected Statement of Operations Data:                         2000          1999           1998          1997            1996
--------------------------------------                         ----          ----           ----          ----            ----
Sales                                                      $6,650,597     $4,743,742     $4,421,873     $4,445,829     $4,417,491
Loss from continuing operations                             ($554,461)   ($1,005,369)     ($388,157)     ($302,426)     ($275,104)
Loss from continuing operations per share                      ($0.11)        ($0.20)        ($0.08)        ($0.06)        ($0.06)

Selected Balance Sheet Data:
----------------------------
Total assets                                              $11,661,825    $16,205,774    $15,739,912    $15,044,732    $12,544,014
Total long-term obligations                                $2,257,325     $6,046,068     $6,411,251     $5,585,263     $5,616,112



                                                               Six Months Ended
                                                                  December 31,
Selected Statement of Operations Data:                         2000          1999
--------------------------------------                   -----------------------------

Sales                                                     $5,374,881      $3,073,983
Loss from continuing operations                           ($107,078)       ($332,895)
Loss from continuing operations per share                    ($0.02)          ($0.06)

Selected Balance Sheet Data:
Total assets                                            $13,713,941      $16,124,576
Total long-term obligations                              $2,367,085       $6,008,292


Incorporation By Reference

Moyco's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, Moyco's Quarterly Report on Form 10-QSB/A for the three months ended December 31, 2000, and Moyco's Form 8-K, which reflects the results of operations of the dental supplies business segment as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30 in the Company's historical financial statements for each of the three years in the period ended June 30, 2000, which had previously been filed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as well as an amended Management's Discussion and Analysis of Financial Condition for the corresponding periods, previously filed with the SEC by Moyco pursuant to the Securities Exchange Act of 1934, as amended, are hereby incorporated by reference in this proxy statement.

All documents subsequently filed by Moyco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the special meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Moyco will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this proxy statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. Any such written request should be directed to: Moyco Technologies, Inc., 200 Commerce Drive, Montgomeryville, Pennsylvania 18936,
Attn: Joseph S. Sternberg, Vice President and General Counsel. Any such oral request should be directed to Joseph S. Sternberg, Vice President and General Counsel at (800) 331-8837.

                                     By Order of the Board of Directors

                                     /s/ William Woodhead
                                     ----------------------------------
                                     WILLIAM WOODHEAD
                                     Secretary



April 18, 2001
                                       24

                                     ANNEX A

                            MOYCO TECHNOLOGIES, INC.
                            AND SUBSIDIARY COMPANIES

                            ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            MOYCO TECHNOLOGIES, INC.,

                           THOMPSON DENTAL MFG., INC.,

                          SWEET PEA TECHNOLOGIES, INC.

                                       AND

                         MILTEX INSTRUMENT COMPANY, INC.



                          Dated as of January 10, 2001

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
   1.1 Purchase and Sale of Assets...........................................9
   1.2 Assumption of Certain Liabilities....................................10
   1.3 Closing..............................................................11
   1.4 Adjustment...........................................................12
   1.5 Purchase Price Allocation............................................14
   2.1 Organization of the Company; Authority...............................15
   2.2 Subsidiaries.........................................................15
   2.3 No Violation; Consents and Approvals.................................16
   2.4 Financial Statements.................................................16
   2.5 Absence of Certain Changes or Events.................................17
   2.6 Absence of Undisclosed Liabilities...................................17
   2.7 Personal Property....................................................17
   2.8 Real Property........................................................18
   2.9 Intellectual Property................................................20
   2.10 Litigation..........................................................20
   2.11 Employee Benefit Plans..............................................20
   2.12 Taxes...............................................................22
   2.13 Contracts and Commitments...........................................23
   2.14 Compliance with Laws................................................25
   2.15 Insurance...........................................................25
   2.16 Labor Matters.......................................................25
   2.17 Environmental Matters...............................................26
   2.18 Transactions with Affiliates........................................27
   2.19 Material Suppliers and Customers....................................27
   2.20 Brokers.............................................................27
   2.21 Complete Assets.....................................................27
   2.22 Product Warranties..................................................27
   3.1 Organization; Authority..............................................27
   3.2 No Violation; Consents and Approvals.................................28
   3.3 Litigation...........................................................28
   3.4 Brokers..............................................................28
   4.1 Conduct of the Company's Business....................................28
   4.2 Access to Information Prior to the Closing; Confidentiality..........30
   4.3 Reasonable Best Efforts..............................................30
   4.4 Consents.............................................................30
   4.5 Public Announcements.................................................31
   4.6 Payment of Transaction Fees..........................................31
   4.7 Employees............................................................31
   4.8 Action by Stockholders...............................................32
   4.9 No Solicitation......................................................32

                                                                           PAGE
                                                                           ----

   5.1 Transfer and Conveyance Taxes........................................33
   6.1 Conditions to the Company's Obligations..............................33
   6.2 Conditions to Buyer's Obligations....................................34
   7.1 Termination..........................................................36
   7.2 Procedure and Effect of Termination..................................36
   8.1 Survival of Representations and Warranties...........................37
   8.2 The Company's Agreement to Indemnify.................................37
   8.3 The Company's Limitation of Liability................................37
   8.4 Buyer's Agreement to Indemnify.......................................38
   8.5 Buyer's Limitation of Liability......................................38
   8.6 Conditions of Indemnification With Respect to Third-Party Claims.....38
   8.7 Adjustment to Purchase Price.........................................39
   8.8 Additional Provision For Tax Indemnity...............................39
   10.1 Further Assurances..................................................42
   10.2 Notices.............................................................42
   10.3 Amendment,  Modification and Waiver.................................43
   10.4 Entire Agreement....................................................43
   10.5 Severability........................................................43
   10.6 Binding Effect; Assignment..........................................44
   10.7 No Third-Party Beneficiaries........................................44
   10.8 Fees and Expenses...................................................44
   10.9 Counterparts........................................................44
   10.10 Interpretation.....................................................44
   10.11 Forum: Service of Process..........................................44
   10.12 Governing Law......................................................45
   10.13 WAIVER OF JURY TRIAL...............................................45

Exhibit 6.1(e)             Opinion of Buyer's Counsel
Exhibit 6.1(h)             Assumption of Liabilities Agreement
Exhibit 6.2(h)(i)          Opinion of Company's Counsel
Exhibit 6.2(h)(ii)         Opinion of Company's Special Counsel
Exhibit 6.2 (j)            Consulting Agreement
Exhibit 6.2(o)             Transition Agreement

                                DEFINITIONS INDEX

                                                                           PAGE
                                                                           ----
Adjustment Event............................................................41
affiliate...................................................................44
Agreement....................................................................9
Allocation..................................................................14
Alternative Transaction.....................................................32
Applicable Law..............................................................16
ASCP........................................................................30
Assets......................................................................40
Assumed Liabilities.........................................................10
Balance Sheet...............................................................16
Basket......................................................................37
Business.....................................................................9
Buyer Agreements............................................................28
Buyer Cap...................................................................38
Buyer Claims................................................................37
Buyer Excess................................................................14
Buyer........................................................................9
Cap.........................................................................37
Closing Date Statement......................................................12
Closing Date................................................................12
Closing Working Capital Difference..........................................40
Closing......................................................................9
COBRA.......................................................................21
Code........................................................................15
Company Claims..............................................................38
Company Excess..............................................................14
Company......................................................................9
Company's Objection.........................................................13
Confidentiality Agreements..................................................30
Damages.....................................................................37
defined benefit plan........................................................21
Defined Contribution Plans..................................................31
Dentsply International Settlement...........................................40
Disclosure Schedule.........................................................15
Division Material Adverse Effect........................................34, 40
eligible rollover distribution..............................................31 employee benefit plan.......................................................21
Employee Transaction Bonus Payments.........................................41
Environmental Laws..........................................................26
ERISA.......................................................................21
Escrow Agent.................................................................9

                                                                           PAGE
                                                                           ----

Escrowed Amount..............................................................9
Estimated Net Working Capital...............................................12
Excess Capital Lease Amount.................................................41
Exchange Act................................................................32
Excluded Liabilities........................................................10
Existing Indebtedness.......................................................41
Final Adjustment Date.......................................................14
Final Closing Date Statement................................................13
Financial Statements........................................................16
Foot Powder Settlement......................................................41
foreign person..............................................................35
Governmental Approval.......................................................16
Governmental Authority......................................................16
Hazardous Substances........................................................26
HIPAA.......................................................................21
Income Taxes................................................................39
Indebtedness Liability......................................................41
Intellectual Property.......................................................20
Liens.......................................................................17
mass layoff.................................................................29
Material Contract...........................................................24
Moyco Precision Abrasives, Inc..............................................20
Moyco Technologies, Inc.....................................................20
Moyco.......................................................................20
multiemployer plan..........................................................21
Net Working Capital.........................................................41
Neutral Accounting Firm.....................................................13
Non-Adjustment Event........................................................41
Order.......................................................................16
parachute payment...........................................................22
Permits.....................................................................25
Permitted Liens.............................................................17
person......................................................................44
Plan........................................................................21
Plans.......................................................................21
plant closing...............................................................29
prohibited transaction......................................................21
Purchase Price...............................................................9
Real Estate Permitted Liens.................................................18
Real Property...............................................................18
SEC.........................................................................32
Seller Indemnities..........................................................38
Seller Persons..........................................................31, 32
single-employer plan........................................................22
Special Meeting.............................................................32

Statement...................................................................32
Subsidiaries.................................................................9
subsidiary..................................................................44
Sweet Pea...................................................................40
Tax Return..................................................................23
Taxes.......................................................................23
tax-exempt use property.....................................................23
Termination Fee.............................................................36
Third-Party Claims..........................................................38
Thompson....................................................................20
Total Enterprise Value......................................................41
Trade Payables and Accrued Expenses.........................................41
Transaction Fees............................................................42
Transferring Employees......................................................31
Union Broach................................................................20
WARN Act....................................................................26
Welfare Plans...............................................................31

                  ASSET PURCHASE AGREEMENT, dated as of January 10, 2001 (this "Agreement"), among MOYCO TECHNOLOGIES, INC., a Pennsylvania corporation (the "Company"), THOMPSON DENTAL MFG., INC., a Montana corporation, and SWEET PEA TECHNOLOGIES, INC., a Delaware corporation (collectively, the "Subsidiaries"), and MILTEX INSTRUMENT COMPANY, INC., a New York corporation (together with its successors and permitted assigns, "Buyer").

                  WHEREAS, the Company and the Subsidiaries are engaged in the business of manufacturing, marketing and distributing dental supplies (the "Business");

                  WHEREAS, subject to the terms and conditions of this Agreement, Buyer has agreed to purchase from the Company and the Subsidiaries at the Closing the Assets used in connection with the Business;

                  WHEREAS, Buyer may assign its right to purchase the Assets relating to the Business to be purchased by it hereunder to one or more affiliates, in which event each such affiliate shall be considered the "Buyer" for all purposes of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

I.       PURCHASE AND SALE.
         -----------------

         1.1 Purchase and Sale of Assets. (a) Upon the terms and subject to the conditions of this Agreement, at the closing provided for in Section 1.3 hereof (the "Closing"), Buyer shall purchase from the Company and the Subsidiaries, and the Company and the Subsidiaries shall sell to Buyer, all of their right, title and interest in the Assets, free and clear of and expressly excluding all debts, liabilities, obligations, Taxes, Liens and encumbrances (other than Permitted Liens) of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the balance sheets, books of account and records of the Company), except as otherwise expressly provided in Section 1.2 hereof.

         (b) Consideration. The aggregate consideration for the Assets shall consist of (i) an amount equal to the Total Enterprise Value, subject to adjustment as set forth in Section 1.4 (the "Purchase Price") and (ii) the assumption by the Buyer of the Assumed Liabilities. Simultaneously with the payment of the Purchase Price, either (A) the Buyer shall deposit $1,000,000 in cash by means of wire or interbank transfer of immediately available funds to the account of PNC Bank, National Association, in Philadelphia, Pennsylvania, as escrow agent hereunder (the "Escrow Agent") (which amount shall be increased by any earnings thereon and shall be reduced by any disbursements or losses on investments), or (B) the Company shall deliver to the Buyer an irrevocable standby letter of credit available for drawings for up to an aggregate amount of $1,000,000 in favor of the Buyer (the "Letter of Credit") which shall expire on the later of (x) the 180th day following the Closing Date or (y) the Final Adjustment Date (either of (A) or (B) shall be referred to herein as the "Escrowed Amount"). The Escrowed Amount, in the case of clause (A), shall be held, administered, and distributed by the Escrow Agent in accordance with the terms of this Agreement and an Escrow Agreement in the customary form thereof of PNC Bank, National Association, with such modifications as required to reflect the terms of this Agreement (the "Escrow Agreement").

                  For information purposes, the calculation relating to each of the amounts set forth in Section 1.1 (b) to be delivered at the Closing is set forth on Schedule 1.1(b). The actual amounts to be delivered at the Closing will be determined pursuant to this Section 1.1.

         1.2 Assumption of Certain Liabilities. (b) The Company and the Subsidiaries will assign, and Buyer will assume and perform as they become due, for all periods on or after the Closing Date, solely the following liabilities and obligations of the Company (collectively, the "Assumed Liabilities"): (i) any Taxes which properly relate to periods after the Closing Date in connection with the ownership of the Assets and the operation of the Business; and (ii) the following liabilities and obligations of the Company and the Subsidiaries:

                  (A) Trade Payables and Accrued Expenses;

                  (B) The capital lease and the operating lease liabilities for the lease of equipment set forth in Section 1.2(a)(B) of the Disclosure Schedule; and

                  (C) all liabilities properly accruing and relating to periods on or after the Closing Date under, arising from or incurred in connection with contracts and agreements relating to the Assets or to the Business as set forth on Schedule 1.2(a)(C).

         (b) Except for the Assumed Liabilities, Buyer will not assume or have any responsibility for any liabilities or obligations of the Company or the Subsidiaries or their respective predecessors, including any which arise out of, result from, or relate to, the conduct of the Business prior to the Closing Date including but not limited to the following (collectively, the "Excluded Liabilities"):

                  (A) any liabilities from Environmental Laws, arising from (1) the ownership or operation of the Business or the Assets before the Closing Date or (2) any Hazardous Substances that were present in, on or under any of the Assets at any time before the Closing Date;

                  (B) any and all Taxes of the Company and its Subsidiaries for any period, including, without limitation, Taxes arising out of the ownership or operation of the Business or the Assets by any Person at any time on or before the Closing;

                  (C) any liability of the Company or the Subsidiaries for unpaid federal and state income Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise;

                  (D) all liabilities of the Company and the Subsidiaries for the Transaction Fees and the Employee Transaction Bonus Payments;

                  (E) all obligations, liabilities and expenses of the Company and the Subsidiaries under or arising as a result of this Agreement;

                  (F) all Taxes of the Company and the Subsidiaries on the sale of the Assets pursuant to this Agreement;

                  (G) any patent, trademark, copyright or other infringement claims arising out of, resulting from, or relating to, the conduct of the Business prior to the Closing Date, including, without limitation, any such claims relating to the Dentsply International Settlement;

                  (H) all liabilities relating to the Foot Powder Settlement;

                  (I) all liabilities of the Company and the Subsidiaries relating to its Precision Abrasives business or any other business conducted by them other than the Business;

                  (J) any liabilities in connection with or arising from the maintenance of or contribution to any Plan, including, but not limited to, any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or a defined benefit plan within the meaning of Section 3(35) of ERISA;

                  (K) except as set forth in Section 1.2(a)(B) above, all Indebtedness Liability of the Company and its Subsidiaries;

                  (L) for products of the Business manufactured prior to the Closing Date, all product liability claims, personal injury claims and other claims (other than warranty claims) for loss or damage that are asserted against the Buyer, the Company or the Subsidiaries within 12 months following the Closing Date (except for any claims relating to products of the Business which have been recalled, which may be asserted at any time); any such claim that is asserted against the Buyer, the Company or the Subsidiaries more than 12 months following the Closing Date (except for claims relating to recalled products) shall be deemed to be an Assumed Liability under Section 1.2(a)(ii)(C) of this Agreement;

                  (M) all liabilities of the Company and its Subsidiaries for lawsuits relating to actions taken, or omitted to be taken, prior to the Closing or in connection with the transactions contemplated herein; and

                  (N) all liabilities of the Company and its Subsidiaries for fees and expenses of professionals (ie., attorneys, accountants, consultants, etc.) engaged by the Company or its Subsidiaries prior to the Closing to render services thereto.

         1.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10021, at 10:00 a.m., local time, on the second day after the conditions set forth in Article VI shall have been satisfied or waived or such other date as mutually agreed to by the parties

(the "Closing Date"), but in no event later than May 2, 2001. At the Closing, the following transactions will take place:

         (a) Buyer will pay the Company an amount equal to the difference between (i) the Purchase Price and (ii) the Escrowed Amount by wire transfer of immediately available funds to an account or accounts designated by the Company at least five business days prior to the Closing by written notice to Buyer; provided, however, that if the Company elects to fund the Escrowed Amount with the Letter of Credit, the amount payable by Buyer at the Closing pursuant to this Section 1.3(a) shall not be reduced by the Escrowed Amount.

         (b) Buyer (in the event the Company shall have elected not to fund the Escrowed Amount with the Letter of Credit) will deliver the Escrowed Amount by wire transfer of immediately available funds to the Escrow Agent to be held pursuant to the Escrow Agreement. Each of the parties hereto will execute and deliver the Escrow Agreement on the Closing Date.

         (c) The Company shall pay the Transaction Fees and deliver to Buyer satisfactory evidence that such payments constitute the final payments with respect to such fees.

         (d) The Company shall pay the Employee Transaction Bonus Payments, if any, subject to any required withholding or other Taxes.

         1.4 Adjustment. (c) Not later than five days prior to the Closing Date, the Company shall provide Buyer with its good faith estimate of the Net Working Capital (the "Estimated Net Working Capital") of the Business as of the close of business on the day immediately preceding the Closing Date, which shall be prepared by the Chief Financial Officer of the Company on the same basis that the Closing Date Statement is to be prepared pursuant to this Section 1.4(a). As soon as practicable, but in no event later than 90 days following the Closing Date, Buyer shall prepare, or cause to be prepared, and deliver to the Company a statement of the Net Working Capital of the Business as of the close of business on the day immediately preceding the Closing Date, without giving effect to the consummation of any of the transactions contemplated hereby (the "Closing Date Statement"). The Closing Date Statement shall be prepared as if the day immediately preceding the Closing Date was the Company's normal year end, in accordance with generally accepted accounting principles ("GAAP") applied (to the extent consistent with GAAP) on a basis consistent with the Financial Statements; except that (i) no Existing Indebtedness (including, without limitation, capital lease obligations) shall be included in the Closing Date Statement, (ii) no liability for the Transaction Fees, the Employee Transaction Bonus Payments or any fees of Buyer or any of its affiliates in accordance with
Section 10.8 shall be included in the Closing Date Statement, (iii) no deferred financing fees shall be included in the Closing Date Statement, (iv) no receivables from the Company, any Subsidiary, any stockholder or any of their affiliates shall be included in the Closing Date Statement, (v) no deferred income Tax asset or liability shall be included in the Closing Date Statement,
(vi) no Tax assets or liabilities shall be included in the Closing Date Statement, (vii) any asset which is otherwise required to be reflected on the Closing Date Statement, which is not reflected on the Balance Sheet, unless acquired after June 30, 2000 from an unrelated party in the ordinary course of business, shall be excluded from the Closing Date Statement, (viii) inventory shall be valued at the lower of cost (using the first-in, first-out method) or market, determined on an item by item basis, in accordance with GAAP, (ix) no reserves, liabilities, asset valuation allowances, or similar items reflected in the Balance Sheet or created thereafter shall be reversed or shall be reallocated to cover any other reserve, liability, asset valuation allowance or similar item required to be provided for on the Closing Date Statement and (x) no Excluded Liabilities shall be included on the Closing Date Statement. Inventory quantities shall be determined based on a physical inventory taken by the Company and observed by representatives of Buyer and the Company as of the close of business on the third day preceding the Closing Date.

         (b) The Company shall within 30 days after the delivery by Buyer of the Closing Date Statement complete its review of the Closing Date Statement and the Net Working Capital reflected thereon. In the event that the Company determines that the Closing Date Statement has not been prepared, or that the Net Working Capital reflected on the Closing Date Statement has not been determined, on the basis set forth in Section 1.4(a), the Company shall inform Buyer in writing ("Company's Objection"), setting forth a description in reasonable detail of the basis of its objection and the adjustments to the Closing Date Statement and the Net Working Capital which the Company believes should be made, on or before the last day of such 30 day period. Buyer shall have 20 days to review and respond to the Company's Objection. During such 20 day review period and the subsequent 10 day period the parties shall seek in good faith to resolve any differences which they may have with respect to the matters specified in the Company's Objection. If Buyer and the Company are unable to resolve all of their disagreements with respect to the Company's Objection within the 10 day period following completion of Buyer's review of the Company's Objection, they shall refer their remaining differences to PricewaterhouseCoopers or another nationally recognized firm of independent public accountants as to which the Company and Buyer mutually agree (or in the event the parties cannot agree, as chosen by the American Arbitration Association) (the "Neutral Accounting Firm"), who shall determine on the basis of the standards set forth in Section 1.4(a), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Date Statement and the Net Working Capital require adjustment. The parties shall instruct the Neutral Accounting Firm to deliver its written determination to Buyer and the Company no later than the twentieth day after the remaining differences underlying the Company's Objection are referred to the Neutral Accounting Firm. The Neutral Accounting Firm's determination shall be conclusive and binding upon Buyer and the Company, and shall be based solely on written submissions by Buyer and the Company and not by independent review. The Neutral Accounting Firm shall address only those issues in dispute, and may not assign a value to any item greater than the greatest value for such item claimed by either party or lower than the lowest value claimed by either party. The fees and expenses of the Neutral Accounting Firm
(i) shall be borne by the Company in the proportion that the aggregate dollar amount of such disputed items so submitted that are unsuccessfully disputed by the Company (as finally determined by the Neutral Accounting Firm) bears to the aggregate dollar amount of such items so submitted and (ii) shall be borne by Buyer in the proportion that the aggregate dollar amount of such disputed items so submitted that are successfully disputed by the Company (as finally determined by the Neutral Accounting Firm) bears to the aggregate dollar amount of such items so submitted. The "Final Closing Date Statement" shall be (i) the Closing Date Statement in the event that (x) no Company's Objection is delivered to Buyer during the 30-day period specified above, or (y) the Company and Buyer so agree, (ii) the Closing Date Statement, adjusted in accordance with the

Company's Objection in the event that Buyer does not respond to the Company's Objection within the 20-day period following receipt by Buyer of the Company's Objection or agrees with the Company's Objection, or (iii) the Closing Date Statement, as adjusted by either (x) the agreement of the Company and Buyer or
(y) the Neutral Accounting Firm. Neither the Company nor Buyer shall have any ex parte conversations or meetings with the Neutral Accounting Firm without the prior consent of Buyer (in the case of the Company) and the Company (in the case of Buyer).

         (c) If there has been an Adjustment Event, then within five business days after the later of the date (i) the Final Closing Date Statement is issued, or (ii) any remaining disputed items with respect to the Final Closing Date Statement are ultimately resolved pursuant to Section 1.4(b) (such date being the "Final Adjustment Date"): (x) if the amount of Net Working Capital set forth in the Final Closing Date Statement equals or exceeds the amount of Estimated Net Working Capital (the "Company Excess"), (1) Buyer shall instruct the Escrow Agent to pay to the Company from the Escrowed Amount the Escrowed Amount, and
(2) Buyer shall pay to the Company the Company Excess; and (y) if the amount of Estimated Net Working Capital exceeds the amount of the Net Working Capital set forth in the Final Closing Date Statement (the "Buyer Excess"), the Company and Buyer shall instruct the Escrow Agent to pay (1) to Buyer from the Escrowed Amount the Buyer Excess (and, if the Escrowed Amount is less than the Buyer Excess, the Company shall pay to Buyer the amount if any of any such insufficiency) and (2) to the Company from the Escrowed Amount the balance of the Escrowed Amount, if any (in each case such payment shall be made by wire transfer in immediately available funds to an account specified by the Company or Buyer, as applicable).

         (d) If there has been a Non-Adjustment Event, then within five business days after the Final Adjustment Date: (x) if the amount of Net Working Capital set forth in the Final Closing Date Statement equals or exceeds $3,950,000 (the "Company Excess"), (1) Buyer shall instruct the Escrow Agent to pay to the Company from the Escrowed Amount the Escrowed Amount, and (2) Buyer shall pay to the Company the Company Excess; and (y) if $3,950,000 exceeds the amount of the Net Working Capital set forth in the Final Closing Date Statement (the "Buyer Excess"), the Company and Buyer shall instruct the Escrow Agent to pay (1) to Buyer from the Escrowed Amount the Buyer Excess (and, if the Escrowed Amount is less than the Buyer Excess, the Company shall pay to Buyer the amount if any of any such insufficiency) and (2) to the Company from the Escrowed Amount the balance of the Escrowed Amount, if any (in each case such payment shall be made by wire transfer in immediately available funds to an account specified by the Company or Buyer, as applicable).

         (e) In the event that the Company shall elect to deliver the Letter of Credit, the Letter of Credit shall provide for payment to Buyer of the amounts described in paragraph (c) or (d) (whichever is applicable) as being payable from the Escrowed Amount, upon instruction from Buyer to the bank issuing the Letter of Credit.

         1.5 Purchase Price Allocation. For income tax purposes, the Company, the Subsidiaries and Buyer agree that allocation of the Purchase Price (and the Assumed Liabilities that are properly included in the Buyer's tax basis for the Assets) (the "Allocation") will be prepared jointly by both the Buyer and the Company within 120 days after the Closing Date in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and Buyer agree that the Allocation mutually agreed upon shall be used by each of them in the preparation and filing of all Tax Returns (including IRS Form 8594, or any successor form) and each party agrees that it shall take no position, and cause its affiliates to take no position, inconsistent with the Allocation on any Tax Return or in any proceeding before any governmental body, taxing authority or otherwise; provided, however that the Buyer may allocate the Purchase Price for general accounting purposes in accordance with GAAP. If, contrary to the intent of the parties hereto as expressed in this Section 1.5, any taxing authority makes or proposes an allocation different from the Allocation determined under this Section 1.5, the Company and Buyer shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation).

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         ---------------------------------------------

         Except as set forth on the disclosure schedule delivered by the Company to Buyer simultaneously with the execution of this Agreement (the "Disclosure Schedule"), the Company represents and warrants to Buyer as follows:

         2.1 Organization of the Company; Authority. The Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania, has all requisite corporate power and corporate authority to enter into this Agreement, to own, lease and operate its properties and to conduct its business, and, upon the approval of a majority of votes cast by the shareholders of the Company entitled to vote, shall have all requisite corporate power and corporate authority to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. Upon the approval of a majority of the votes cast by the shareholders of the Company entitled to vote, this Agreement shall constitute a valid and binding obligation of the Company, subject to the qualification that enforcement of the rights and remedies created hereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a Division Material Adverse Effect. The Company has heretofore delivered to Buyer complete and correct copies of the Articles of Incorporation and Bylaws of the Company, as in effect as of the date of this Agreement.

         2.2 Subsidiaries. The Company has no subsidiaries that relate to the Business other than the Subsidiaries. Section 2.2 of the Disclosure Schedule sets forth, with respect to each of the Subsidiaries, its type of entity, the jurisdiction of its organization, its authorized and outstanding capital stock, partnership interests or equivalent ownership interests and the Company's current ownership of such shares or interests. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to conduct its business and to consummate the transactions contemplated hereby.

         2.3 No Violation; Consents and Approvals. Except as set forth in
Section 2.3 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any provision of the Articles of Incorporation or Bylaws of the Company or any Subsidiary, (b) any judgment, order, injunction or decree (an "Order"), or statute, law, ordinance, rule or regulation ("Applicable Law") applicable to the Company or the Subsidiaries with respect to the Business or the Assets, which such conflict, violation or default would have a Division Material Adverse Effect or
(c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the Assets under, any Material Contract relating to the Business or Permit to which the Company or any Subsidiary is a party or by which the Company or the Subsidiaries or any Assets may be bound, which termination, cancellation or acceleration, or creation of any Lien, would give rise to a Division Material Adverse Effect. Except as set forth in Section 2.3 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, declaration or filing with ("Governmental Approval") any court, administrative agency or commission or other governmental entity, authority or instrumentality, domestic or foreign ("Governmental Authority"), is required to be obtained or made by or with respect to the Company or the Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby.

         2.4 Financial Statements. The Company has heretofore delivered to Buyer true and correct copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2000 and June 30, 1999 and the related audited consolidated statements of operations, shareholders' equity and cash flows of the Company and its Subsidiaries for each of the three years in the period ended June 30, 2000, (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2000 and the related unaudited consolidated statements of operations, changes in shareholders equity and cash flow of the Company and its Subsidiaries for the three months ended September 30, 2000 and September 30, 1999, (iii) the unaudited balance sheets of the Business as of June 30, 2000 and June 30, 1999 and the related unaudited statements of operations and cash flows of the Business for each of the three years in the period ended June 30, 2000 and (iv) the unaudited balance sheet of the Business as of September 30, 2000 and the related unaudited statements of operations and cash flows of the Business for the three months ended September 30, 2000 and September 30, 1999 (collectively, the "Financial Statements"). The balance sheet of the Business as of June 30, 2000 is hereinafter referred to as the "Balance Sheet". The Financial Statements (a) have been prepared from the books and records of the Company and its subsidiaries, (b) are in accordance with GAAP, (c) fairly present in all material respects the consolidated financial condition and the results of operations and cash flows of the Company and the Subsidiaries or the financial condition and the results of operations and cash flows of the Business, as applicable, as of the dates and for the periods indicated, and (d) have been prepared on a consistent basis throughout and among the periods covered thereby; provided, however, that those Financial Statements prepared as of September 30, 2000 are subject to normal year-end adjustments.

         2.5 Absence of Certain Changes or Events. Except as set forth in
Section 2.5 of the Disclosure Schedule or as otherwise contemplated by this Agreement, during the period from the date of the Balance Sheet to the date of this Agreement, (i) the Company and the Subsidiaries have operated the Business solely in the ordinary course of business consistent with past practices, (ii) the Company and the Subsidiaries have not engaged in any of the activities prohibited by Section 4.1 with respect to the Business, and (iii) there have occurred no changes or events which, individually or in the aggregate, would have a Division Material Adverse Effect.

         2.6 Absence of Undisclosed Liabilities. Except as set forth in Section
2.6 of the Disclosure Schedule and for liabilities or obligations which are accrued or reserved against on the Balance Sheet or disclosed in the notes thereto, the Company and the Subsidiaries do not have any material liabilities or obligations relating to the Business, whether accrued, absolute, contingent, matured or unmatured, other than material liabilities or obligations incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet, or incurred as permitted by Section 4.1.

         2.7 Personal Property. (d) Except as set forth in Section 2.7(a) of the Disclosure Schedule, the Company and the Subsidiaries have good and marketable title to all personal property, whether tangible or intangible, owned by them, and a valid and enforceable right to use all personal property leased by or licensed to them relating to the Business (collectively, the "Personal Property"), in each case, free and clear of all liens, claims, encumbrances, options, hedges and security interests ("Liens"), imperfections of title or encumbrances of any nature whatsoever, other than (i) mechanics', carriers', or workmen's, repairmen's or similar Liens arising or incurred in the ordinary course of business, (ii) Liens for taxes, assessments and any other governmental charges which are not due and payable or which may hereafter be paid without penalty or which are being contested in good faith and for which appropriate reserves are reflected on the Balance Sheet, and (iii) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances, individually or in the aggregate, do not materially impair the use or value of the property to which they relate (the Liens, imperfections of title and encumbrances described in clauses (i), (ii) and (iii) above are hereinafter referred to collectively as the "Permitted Liens").

         (b) Except as set forth in Section 2.7(b) of the Disclosure Schedule, all material tangible items of Personal Property, excluding all inventories relating to the Business, necessary for the operation or conduct of the Business as currently conducted are in the aggregate in adequate operating condition and repair, normal wear and tear excepted, other than machinery and equipment under repair or out of service in the ordinary course of business.

         (c) Except as set forth in Section 2.7(c) of the Disclosure Schedule, all inventories relating to the Business carried by the Company and the Subsidiaries as of June 30, 2000 and reflected on the Balance Sheet are, and as of the Closing Date and reflected on the Final Closing Date Statement will be, valued at the lower of cost (using the first-in first-out method) or market, determined on an item by item basis, in accordance with GAAP. The Company has adequate obsolescence reserves to cover inventory items which have a market value lower than cost. Except to the extent of inventory reserves reflected in the Balance Sheet or in the calculation of Net Working Capital on the Final Closing Date Statement, as the case may be, the items included in said inventories are normal items of inventory carried by the Company and the Subsidiaries, and are current, suitable and merchantable at customary prices for the filling of orders in the normal course of business, and are not obsolete, damaged, defective or slow moving.

         (d) Except as set forth in Section 2.7(d) of the Disclosure Schedule, the accounts receivable and notes receivable relating to the Business reflected on the Balance Sheet are, and those reflected on the Final Closing Date Statement will be, valid receivables arising in the ordinary course of business, collectible within 120 days of the date of the invoices giving rise thereto (or, in the case of notes receivable, the due date) at their face amount, and not subject to any valid counterclaims or setoffs, except to the extent of the accounts receivable reserves reflected on the Balance Sheet. All notes and accounts receivable of the Company and the Subsidiaries are reflected properly on their books and records. Notwithstanding the fact that any accounts receivable or notes receivable are disclosed in Section 2.7(d) of the Disclosure Schedule as an exception to this subsection, the representation in this paragraph shall apply to those receivables without regard to such disclosure. Accordingly, the Company shall indemnify and hold harmless the Buyer to the extent that any such receivables are not collected at their face amount within 120 days of the date of the invoices (or, in the case of notes receivable, the due date) giving rise thereto, in accordance with Article VIII of this Agreement. If Buyer collects any account or note receivable after having received indemnification therefor (either directly or by offset pursuant to the Consulting Agreement), Buyer will remit the amount so collected to the Company.

         2.8 Real Property. (e) As used in this Agreement, the term "Real Property" shall mean all (i) real property owned by the Company or its Subsidiaries relating to the Business and (ii) interests in real property leased by the Company or the Subsidiaries relating to the Business. Section 2.8(a) of the Disclosure Schedule lists all Real Property. Except as set forth in Section 2.8(a) of the Disclosure Schedule, the Real Property constitutes all real property and interests in real property used in the conduct of the Business by the Company and the Subsidiaries.

         (b) As used in this Agreement, the term "Real Estate Permitted Liens" shall mean:

                  (i) All building codes and zoning ordinances and other laws, ordinances, regulations, rules, orders or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such governmental authority affecting the Real Property which do not impair in any material respect the use of the Real Property to which they relate;

                  (ii) All easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements and other similar matters which do not impair in any material respect the use of the Real Property to which they relate;

                  (iii) All electric power, telephone, gas, sanitary sewer, storm sewer, water, steam, compressed air and other utility lines, pipelines, service lines and similar facilities now located on, over or under the Real Property, and all licenses, easements, flowage rights, rights-of-way and other similar agreements relating thereto granted in the ordinary course of business and which do not impair in any material respect the use of the Real Property to which they relate; and

                  (iv) All existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Real Property.

         (c) Except as set forth in Section 2.8(c) of the Disclosure Schedule, the Company and the Subsidiaries have valid leasehold interests in all Real Property leased by them, in each case, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature created by the Company, except for Permitted Liens and Real Estate Permitted Liens which, individually or in the aggregate, would not have a Division Material Adverse Effect.

         (d) Except as set forth in Section 2.8(d) of the Disclosure Schedule, there are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best of the Company's knowledge, threatened against the Real Property.

         (e) Except as set forth in Section 2.8(e) of the Disclosure Schedule, to the best of the Company's knowledge, all of the Real Property owned by the Company and the Subsidiaries is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts which would prevent the Real Property from being occupied after the Closing Date in the same manner as before.

         (f) Except as set forth in Section 2.8(f) of the Disclosure Schedule, to the best of the Company's knowledge, all improvements on the Real Property owned by the Company and the Subsidiaries were constructed in compliance with applicable federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders or requirements (including, but not limited to, any building, zoning or environmental laws or codes) affecting such property, except where the failure to be in compliance would not, individually or in the aggregate, materially impair the value or materially interfere with the present use of such Real Property or otherwise materially impair business operations.

         (g) Except as set forth in Section 2.8(g) of the Disclosure Schedule, to the best of the Company's knowledge, all improvements on the Real Property owned by the Company and the Subsidiaries and the present use and conditions thereof do not violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Real Property, other than those which are transferable with the Real Property, are required by any governmental agency having jurisdiction over the Real Property.

         (h) Except as set forth in Section 2.8(h) of the Disclosure Schedule, to the best of the Company's knowledge, all improvements on the Real Property owned by the Company and the Subsidiaries are structurally sound in all material respects and in reasonably good maintenance and repair, normal wear and tear excepted.

         2.9      Intellectual Property.
                  ---------------------

         (a) Section 2.9(a) of the Disclosure Schedule sets forth a complete list of all material registered patents, trademarks, trade names, service marks, assumed names, copyrights and all applications therefor (collectively, the "Intellectual Property") owned, filed or licensed by the Company or the Subsidiaries relating to the Business and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

         (b) As used in this Section 2.9(b), "Intellectual Property" shall also include, to the extent related to or necessary for the operation of the Business, all inventions (including Nuti), invention studies (whether patentable or unpatentable), designs, copyrights, mask works, trademarks (including, without limitation, the use of the names "Moyco", "Union Broach" and "Thompson" in connection with the manufacture and sale of medical and dental devices), service marks, trade dress, trade names, secret formulae, trade secrets, secret processes, computer programs and know-how; provided however that the Company shall retain ownership of and the right to use the names "Moyco Precision Abrasives, Inc." in connection with the abrasives business and "Moyco Technologies, Inc." as the Company's corporate name. Except as set forth in
Section 2.9(b) of the Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not materially impair any right to use any Intellectual Property, (ii) all Intellectual Property owned by the Company or the Subsidiaries is owned by the Company or such Subsidiary free and clear of all Liens, (iii) the Company and the Subsidiaries own or have the right to use all of the Intellectual Property used in the conduct of the Business, and
(iv) no claims have been asserted of which the Company or the Subsidiaries has been given written notice by any person with respect to the ownership or use by the Company or the Subsidiaries of the Intellectual Property.

         2.10 Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, there are no claims, actions, suits or proceedings pending, or to the best of the Company's knowledge, investigations pending or claims, actions, suits, proceedings or investigations threatened in writing against or affecting the Company, the Subsidiaries or the Assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, except those (if any) arising after the date hereof and prior to the Closing Date which, if adversely determined, would not have a Division Material Adverse Effect. Except as set forth in Section 2.10 of the Disclosure Schedule, the Company has not received any notice that the Company, the Subsidiaries or any of their respective assets relating to the Business is subject to any material decree, order or judgment.

         2.11     Employee Benefit Plans.
                  ----------------------

         (a) Section 2.11(a) of the Disclosure Schedule sets forth a complete list of all plans, contracts, agreements, practices, policies or arrangements, oral or written, providing for employment or for any bonuses, deferred compensation, excess benefits, pensions, retirement benefits, profit sharing, stock bonuses, stock options, stock purchases, life, accident and health insurance, hospitalization, savings, holiday, vacation, severance pay, change of control payments or benefits, sick pay, leave, disability, tuition refund, service awards or any other employee or executive benefits, including, without limitation, any such plan, contract, agreement, practice, policy or arrangement which is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (collectively, "ERISA"), providing employee benefits or compensation to current employees of the Business maintained or contributed to by the Company or the Subsidiaries or to which the Company or any Subsidiary is a party (each a "Plan" and, collectively, the "Plans").

         (b) With respect to each Plan, the Company has delivered to Buyer a current, accurate and complete copy of all documents which comprise the most current version of each such Plan and any related trust agreement or other funding instrument.

         (c) None of the Plans is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA or a "defined benefit plan" within the meaning of
Section 3(35) of ERISA and, neither the Company nor the Subsidiaries have contributed to such a plan in the preceding five (5) years.

         (d) Except as set forth in Section 2.11(d) of the Disclosure Schedule,
(i) for each Plan that is intended to be qualified under Code Section 401(a), the Company has obtained a favorable determination letter from the IRS to such effect, and nothing has occurred, whether by action or inaction, that could reasonably be expected to cause the loss of such qualification, and(ii) no reportable event within the meaning of Section 4043 of ERISA or "prohibited transaction" within the meaning of Section 406 of ERISA has occurred with respect to any Plan and no material tax has been imposed pursuant to Section 4975 or Section 4976 of the Code in respect thereof.

         (e) Except as set forth in Section 2.11(e) of the Disclosure Schedule, there are no claims, suits or actions pending or, to the knowledge of the Company, threatened by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

         (f) Each Plan listed on Section 2.11(a) of the Disclosure Schedule is in material compliance with the provisions of ERISA, the Code, its governing documents and all other Applicable Law, including, without limitation, all notice and other requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA").

         (g) The Company and the Subsidiaries are in material compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and all other Applicable Laws which require the continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status. Neither the Company nor the Subsidiaries has any obligation to provide health or other non-pension benefits to retired or other former employees, except as specifically required by COBRA.

         (h) There are no unpaid contributions due prior to the date hereof with respect to any Plan that are required to have been made under its terms and provisions, any related insurance contract, or Applicable Law.

         (i) Neither the Company nor the Subsidiaries has incurred any liability or taken any action and none of them has any knowledge of any action or event that could cause any one of them to incur any liability under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA).

         (j) Except as set forth in Section 2.11(j) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of any or all of the contemplated transactions will: (i) entitle any current or former employee of the Company or its Subsidiaries to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code.

         2.12 Taxes. (f) Except as set forth in Section 2.12(a) of the Disclosure Schedule:

                  (i) The Company and its Subsidiaries have timely filed (after giving effect to applicable extensions) or caused to be filed, and will timely file or cause to be filed, with the appropriate taxing authorities all Tax Returns (as hereinafter defined) required to be filed by or with respect to the Company, the Subsidiaries, the Business and the Assets for all periods ending on or prior to the Closing Date, pursuant to the laws of any governmental authority with taxing power over the Company or its assets or businesses, and such Tax Returns are, and in the case of Tax Returns not yet filed, will be, true, correct and complete in all material respects;

                  (ii) The Company and the Subsidiaries have paid or made adequate provision for, or will pay or make adequate provision for, the payment of all Taxes (as hereinafter defined) of the Company and the Subsidiaries that are, or will become, due and payable by the Company or the Subsidiaries relating to the Company, the Subsidiaries, the Business or the Assets for all periods ending prior to, or on, the Closing Date. The Company and the Subsidiaries have made provisions for, or will make adequate provision for, and will timely pay, all Taxes relating to the Company, the Subsidiaries, the Business or the Assets as finally determined and payable after the Closing that relate to the Company's and the Subsidiaries' ownership or sale of the Assets or operation of the Business prior to the Closing;

                  (iii) No waivers of statutes of limitation have been given or requested with respect to the Company or the Subsidiaries in connection with any Tax Returns covering the Company or the Subsidiaries or with respect to any Taxes payable by them;

                  (iv) The Company and the Subsidiaries have or have caused to be duly and timely withheld, or will withhold or cause to be withheld on a timely basis, and have paid, or will pay, over to the appropriate taxing authorities all Taxes required to be so withheld and paid over (including, without limitation, all employment related Taxes and withholdings) owed by the Company and the Subsidiaries under all applicable laws for all periods ending prior to or as of the Closing Date;

                  (v) There are no liens with respect to Taxes (except for Taxes which are not yet delinquent) upon any of the Assets of the Company or the Subsidiaries;

                  (vi) Neither the Company nor the Subsidiaries have received any notice of deficiency or assessment or has any actual knowledge of any proposed deficiency or assessment from any federal, state, local or other taxing authority with respect to liabilities for which the Company and/or the Subsidiaries may be liable;

                  (vii) No claim has been received from any taxing jurisdiction where the Company or the Subsidiaries do not file Tax Returns that the Company or the Subsidiaries are or may be subject to taxation by that jurisdiction; and

                  (viii) None of the Assets is property that (a) is or will be required to be treated as being owned by another party pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, (b) is "tax-exempt use property" within the meaning of Section 168(h) of the Code or, (c) secures any debt the interest on which is exempt from Tax under Code Section 103.

         (b) As used in this Agreement:

                  (i) "Taxes" means (i) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, net income, gross income, corporation, advance corporation, gross receipts, branch profits, premium, estimated, customs, duties, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof and any interest, penalties or additions to tax with respect thereto, and (ii) any payments with respect to the items described in clause (i) that are required to be made under any other agreement, including, without limitation, any tax-sharing or tax indemnification agreement.

                  (ii) "Tax Return" means any report, return, statement, estimate, informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

         2.13 Contracts and Commitments. Section 2.13 of the Disclosure Schedule sets forth a list of all of the following agreements, contracts and commitments relating to the Business to which the Company or any of the Subsidiaries is a party or by which the Company, any of the Subsidiaries or the Assets are bound

(except for purchase orders for inventory by the Company or any of the Subsidiaries in the ordinary course of business) (each, a "Material Contract"):

         (a) employment agreements, severance agreements or employee termination arrangements that are not terminable at will by the Company or a Subsidiary without penalty;

         (b) any change of control agreements with employees of the Company or the Subsidiaries;

         (c) agreements, contracts, commitments or arrangements containing any covenant limiting the ability of the Company or the Subsidiaries to engage in any line of business or to compete with any business or person;

         (d) agreements or contracts with any Stockholder or any affiliate of a Stockholder (other than the Company and the Subsidiaries) or any officer, director or employee of the Company, the Subsidiaries, any Stockholder or any of such affiliates (other than employment, severance and change of control agreements covered by clause (a) or (b) above);

         (e) agreements or contracts under which the Company or the Subsidiaries has borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of indebtedness for borrowed or loaned money or any guarantee of such indebtedness;

         (f) joint venture agreements or other agreements involving the sharing of profits;

         (g) leases pursuant to which Personal Property or Real Property is leased to or from the Company or the Subsidiaries;

         (h) powers of attorney from the Company or any Subsidiaries;

         (i) guaranties, suretyships or other contingent agreements of the Company or the Subsidiaries;

         (j) any agreement, contract, commitment or arrangement relating to capital expenditures with respect to the Company or the Subsidiaries and involving future payments which exceed $50,000 in any 12-month period;

         (k) any agreement, contract, commitment or arrangement relating to the acquisition of assets (other than in the ordinary course of business consistent with past practice) or any capital stock of any business enterprise;

         (l) contracts (other than those covered by clauses (a) through (k) above) pursuant to which the Company and the Subsidiaries will receive or pay in excess of $100,000 over the life of the contract; and

         (m) any other material agreements, contracts and commitments not entered into in the ordinary course of business.

Except as set forth in Section 2.13 of the Disclosure Schedule, neither the Company, the Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in material breach of or in material default under any Material Contract. Each such Material Contract is in full force and effect, and is a legal, valid and binding obligation of the Company and/or the Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

         2.14 Compliance with Laws. Except as set forth in Section 2.14 of the Disclosure Schedule, the Company and the Subsidiaries are in compliance with all Applicable Laws and all Orders of, and agreements with, any Governmental Authority applicable to the Company, or the Subsidiaries with respect to the Business or the Assets except to the extent that such noncompliance would not reasonably be likely to result in any material liability or obligations of the Company or any Subsidiaries relating to the Business. Except as set forth in
Section 2.14 of the Disclosure Schedule, the Company and the Subsidiaries have all material permits, certificates, licenses, approvals and other authorizations required under Applicable Laws or necessary in connection with the conduct of the Business (collectively, "Permits").

         2.15 Insurance. Except as set forth in Section 2.15 of the Disclosure Schedule, the Company and the Subsidiaries maintain policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and retained amounts, and against such risks and losses, as are, in the judgment of the Company, reasonable for the conduct of the Business and the assets relating to the Business. Section 2.15 of the Disclosure Schedule sets forth a list of such insurance policies as are in full force and effect as of the date of this Agreement, which policies the Company shall maintain in full force and effect during the period from the date of this Agreement through the Closing Date.

         2.16 Labor Matters. Except as set forth in Section 2.16 of the Disclosure Schedule, with respect to employees who are employed by the Business, to the best knowledge of the Company, (a) the Company and the Subsidiaries are in substantial compliance with all Applicable Laws regarding employment and employment practices, (b) there is no unfair labor practice charge or complaint against the Company nor the Subsidiaries pending before the National Labor Relations Board nor is there any material grievance nor any material arbitration proceeding arising out of or under collective bargaining agreements pending, (c) there is no labor strike, slowdown, work stoppage or lockout in effect, or threatened against or otherwise affecting the Company or the Subsidiaries, and the Company and the Subsidiaries have not experienced any such labor controversy within the past five years, (d) there is no material charge or complaint pending against the Company or the Subsidiaries before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance Programs or any similar state, local or foreign agency responsible for the prevention of unlawful employment practices, (e) neither the Company nor the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (f) the Company and the Subsidiaries will not have any material liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any Applicable Law or otherwise, as a result of the transactions contemplated hereunder; (g) neither the Company nor the Subsidiaries is a party to any collective bargaining agreement; and (h) the Company and the Subsidiaries are in compliance with its obligations pursuant to the Worker, Adjustment and Retraining Notification Act of 1988 ("WARN Act"), and in substantial compliance with all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. Neither the Company nor the Subsidiaries has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of employment laws to conduct an investigation of or relating to the Company or the Subsidiaries with respect to the employment of employees who are employed in the Business, and no such investigation is in progress.

         2.17 Environmental Matters. Except as set forth in Section 2.17 of the Disclosure Schedule, (i) neither the Company nor the Subsidiaries has with respect to the Business, as of the date hereof, received any notice alleging the material violation of, or any material actual or potential liability relating to, any applicable Federal, state or local statutes, laws, regulations, rules, decrees, orders, judgments, ordinances, or common law related to the protection of human health or the environment, or the use, treatment, storage, disposal, release or transportation of Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-To-Know Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Water Pollution Control Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, each as amended and supplemented, and any regulations promulgated pursuant to such laws, and any similar state or local statutes or regulations ("Environmental Laws"), which violation or liability has not been resolved and, to the knowledge of the Company, no such notice is threatened or otherwise expected, (ii) the Company and the Subsidiaries, with respect to the Business, are and have been in material compliance with all applicable Environmental Laws and, to the knowledge of the Company, there is no condition that could prevent or materially interfere with such compliance in the future, (iii) the Company and the Subsidiaries have obtained and are and have been in material compliance with all governmental environmental permits, registrations and authorizations required under Environment Laws for the operation of the Business, (iv) no hazardous waste, substance, material, pollutant, contaminant, or chemical, including, without limitation, petroleum and petroleum products, asbestos and any other material regulated under, or that can result in liability under, applicable Environmental Laws ("Hazardous Substances"), has been transported, stored, treated or disposed of by the Company or the Subsidiaries in operating the Business on or, solely as a result of the activities of the Company or the Subsidiaries, is present on or under the real property included in the Assets, except as would not result in material liability under any applicable Environmental Laws, (v) neither the Company nor the Subsidiaries has with respect to the Business entered into, agreed to, or is subject to any judgment, decree or order of any governmental authority under any Environmental Laws, (vi) there are no (w) underground or aboveground storage tanks, (x) surface impoundments, (y) landfills or (z) septic systems currently or formerly present at or about any of the properties or facilities owned or leased by the Company or the Subsidiaries and included within the Assets that would be reasonably likely to result in material liability to the Business under any applicable Environmental Laws, and (vii) there are no actions, activities, events, conditions or circumstances occurring or existing during the time of the Company's or the Subsidiaries' operation of the Business and ownership of its properties as a direct result of the activities of the Company or the Subsidiaries, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Substances, that would be reasonably likely to result in any material liability or obligation of the Business under or relating to any Environmental Laws.

         2.18 Transactions with Affiliates. Except as disclosed in Section 2.13 or 2.18 of the Disclosure Schedule, there are no contracts, agreements or arrangements between the Company (or the Subsidiaries) and any Stockholder (or any affiliate of a Stockholder) relating to the Business.

         2.19 Material Suppliers and Customers. Section 2.19 of the Disclosure Schedule sets forth the names of the ten suppliers and ten customers to whom the Company and the Subsidiaries paid or from whom they received the greatest sum of money in respect of services, products or materials provided to or from the Company and the Subsidiaries between June 30, 1999 and June 30, 2000 relating to the Business. Except as disclosed in Section 2.19 of the Disclosure Schedule, since June 30, 1999, none of the suppliers or customers listed in Section 2.19 of the Disclosure Schedule has notified the Company or any Subsidiary that it is canceling, otherwise terminating or significantly reducing or that it intends to cancel, otherwise terminate or significantly reduce its relationship with the Company.

         2.20 Brokers. Except for Exit Strategies, Inc., whose fees will be paid by the Company, no broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by any Stockholder or the Company or any of their respective directors, officers, employees, representatives or agents.

         2.21 Complete Assets. Except as set forth on Schedule 2.21, the Assets represent all assets, properties, franchises, licenses, permits, consents, certificates, authorities, operating rights, leases, contracts, agreements, commitments and arrangements necessary for the conduct of the Business in the ordinary course in the same manner as that in which the Business is currently conducted by the Company and the Subsidiaries.

         2.22 Product Warranties. Except as set forth in Schedule 2.22 of the Disclosure Schedule, there are no express product warranties applicable to products sold by the Company or the Subsidiaries in connection with the Business.

III.     REPRESENTATIONS AND WARRANTIES OF BUYER.
         ---------------------------------------

         Buyer hereby represents and warrants to the Company as follows:

         3.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to enter into this Agreement and the agreements contemplated by this Agreement to be entered into by Buyer at Closing

(collectively, "Buyer Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the other Buyer Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Each other Buyer Agreement will be duly executed and delivered by Buyer and, assuming that such other Buyer Agreement constitutes a valid and binding obligation of the Company, will constitute a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         3.2 No Violation; Consents and Approvals. The execution and delivery by Buyer of this Agreement and the other Buyer Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof, will not, conflict with, or result in any violation of or default under, (a) any provision of the organizational documents of Buyer, (b) any Order or Applicable Laws applicable to Buyer or the property or assets of Buyer or (c) any contracts to which Buyer is a party or by which Buyer or its assets may be bound, which conflict, violation or default would materially impair Buyer's ability to consummate the transactions contemplated hereby. Except as set forth in Section 3.2 of the Disclosure Schedule, no Governmental Approval is required to be obtained or made by or with respect to Buyer or its affiliates in connection with the execution and delivery of this Agreement, or the consummation by Buyer of the transactions contemplated hereby, other than, in each case, those the failure of which to obtain, individually or in the aggregate, would not materially impair Buyer's ability to consummate the transactions contemplated hereby.

         3.3 Litigation. There are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Buyer, threatened against or affecting Buyer or its assets, at law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, which, if adversely determined, would materially impair Buyer's ability to consummate the transactions contemplated hereby, and there are no outstanding Orders of any Governmental Authority, affecting Buyer or its assets, at law or in equity, or which would impair materially Buyer's ability to consummate the transactions contemplated hereby.

         3.4 Brokers. Other than American Securities Capital Partners, L.P., the fees of which will be paid by Buyer or an affiliate thereof at Closing, no broker, finder or financial advisor or other person is entitled to any brokerage fees, commissions, finders' fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any action taken by Buyer or any of its partners, officers, employees, representatives or agents.

IV.      COVENANTS OF THE PARTIES.
         ------------------------

         4.1 Conduct of the Company's Business. Except as contemplated by this Agreement and as set forth in Section 4.1 of the Disclosure Schedule, during the period from the date hereof to the Closing Date, the Company will, and will cause the Subsidiaries to, conduct the Business solely in the ordinary course of business consistent with past practice and use reasonable commercial efforts to keep available the services of its officers and employees associated with the

Business and preserve its current relationships with customers, suppliers, licensors, creditors and others having business dealings with the Business. Without limiting the generality of the foregoing, except as expressly provided by this Agreement and as set forth in Section 4.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Closing Date, without the prior written consent of Buyer, not to be unreasonably withheld, neither the Company nor the Subsidiaries, with respect to the Business, will:

         (a) create, incur, assume or guarantee any indebtedness for borrowed money, other than borrowings (including, without limitation, obligations in respect of capital leases) and issuances of letters of credit in the ordinary course of business and consistent with past practice;

         (b) increase the rate of compensation or benefits of, or pay or agree to pay any benefit to (including, but not limited to, severance or termination pay), present or former directors, officers or employees, except (i) salary increases and bonuses granted in accordance with past practices, and (ii) as may be required by any existing Plan, agreement or arrangement disclosed to Buyer prior to the date hereof;

         (c) enter into, adopt, terminate or amend any Plan, employment or severance agreement or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement, except as required by law;

         (d) sell, lease, transfer, or otherwise dispose of capital assets, real, personal or mixed, which have an aggregate book value in excess of $50,000 or mortgage or encumber any properties or assets, whether real or personal, which have an aggregate book value in excess of $50,000;

         (e) agree to acquire any assets which are material, individually or in the aggregate, to the Company and the Subsidiaries, except raw materials and finished goods acquired in the ordinary course of business;

         (f) enter into, modify, amend or terminate any Material Contract, except (i) modifications or amendments in connection with renewals of Material Contracts in the ordinary course of business and (ii) any modification, amendment or termination approved by Buyer prior to the date hereof of any agreement;

         (g) waive or release any rights of material value, or cancel, compromise, release or assign any material indebtedness owed to it or any material claims held by it;

         (h) cancel or terminate any insurance policy naming it as a beneficiary or a loss payable payee without obtaining comparable substitute insurance coverage;

         (i) effectuate a "plant closing" or "mass layoff" (as those terms are defined under the WARN Act) affecting in whole or in part any site of employment, facility, operating unit or employees of the Company or the Subsidiaries;

         (j) amend its certificate of incorporation or by-laws;

         (k) change any of its accounting principles, methods or practices;

         (l) change its fiscal year end inventory, shipping operations or cut-off procedures; or

         (m) agree, whether in writing or otherwise, to do any of the foregoing.

         4.2 Access to Information Prior to the Closing; Confidentiality. (g) During the period from the date of this Agreement through the Closing Date, the Company will give Buyer and its agents and authorized representatives (including prospective lenders) full and complete access to all offices, facilities, books and records, officers, employees and advisors (including audit and tax working papers prepared by its independent accountants, provided that Buyer will execute releases reasonably requested by the independent accountants if requested to do
so) of the Company and the Subsidiaries relating to the Business as Buyer may reasonably request during normal business hours; provided, however, that the Buyer must first obtain the verbal consent of a duly authorized officer of the Company prior to contacting any employee of the Company or the Subsidiaries.

         (b) Until the Closing, Buyer will hold and will cause its employees, agents, affiliates, consultants, representatives and advisors to hold any information which it or they receive in connection with the activities and transactions contemplated by this Agreement in strict confidence in accordance with and subject to the terms of the Confidentiality and Non-Disclosure Agreement dated as of August 4, 2000 between American Securities Capital Partners, L.P. ("ASCP") (an affiliate of the Buyer) and the Company and the Confidentiality and Non-Disclosure Agreement dated as of March 9, 2000 between Buyer and the Company (collectively, the "Confidentiality Agreements") to the same extent as though each were a party to the Confidentiality Agreements.

         4.3 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date.

         4.4 Consents. (a) Without limiting the generality of Section 4.3 hereof, each of the parties hereto will use its reasonable best efforts to obtain all licenses, Permits, consents and approvals of all third parties and Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing. Each of the parties hereto will make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. The parties hereto will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

         (b) Without limiting the generality of Section 4.3 hereof, the Company shall provide reasonable assistance to Buyer in its efforts to arrange the borrowing of funds in connection with the transaction, including facilitating customary due diligence, arranging for senior officers of the Company to meet with prospective lenders and providing reliance letters for customary legal opinions of the Company's attorneys; provided, however, that the Company shall not be required to extend assistance to more than 2 prospective lending groups, without its consent (which shall not be unreasonably withheld).

         4.5 Public Announcements. The parties hereto shall not issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other parties, except as may be required by law, in which case such party shall advise the other party and discuss the contents of the disclosure before issuing any such report, statement or press release.

         4.6 Payment of Transaction Fees. The Company hereby agrees that any Transaction Fees which are not paid by the Company on or before the Closing Date shall be the sole responsibility of the Company.

         4.7 Employees. (h) Buyer hereby agrees that it will notify the Company at least 10 days prior to the Closing of the current employees of the Business that it intends to hire as of the Closing (the "Transferring Employees"). As of the Closing Date, the Transferring Employees who have an account balance in any defined contribution plan (the "Defined Contribution Plans") maintained by the Company or any Subsidiary shall receive a distribution of their account balances and shall be permitted to rollover his or her "eligible rollover distribution" (as defined under Section 402(c)(4) of the Code) to a retirement plan established or maintained by Buyer that contains a cash or deferred arrangement under Section 401(k) of the Code, including the rollover of an in-kind distribution of any outstanding loan balances. The Company acknowledges that, on and after the Closing Date, the account balances of the Transferring Employees shall be distributed from the Defined Contribution Plans in accordance with
Section 401(k)(10) of the Code. Effective as of the Closing Date, the Transferring Employees shall cease to be covered by the Company's welfare benefit plans, including, but not limited to, plans, programs, and arrangements which provide medical and dental coverage, life and accident insurance, disability insurance and severance pay ("Welfare Plans"). The Company shall retain responsibility only for those claims incurred by the Transferring Employees (or their eligible dependents) under any benefit plan of the Company or the Subsidiaries, including any Welfare Plan, prior to the Closing Date; a claim shall be deemed to be incurred on the date on which medical or other treatment or service was rendered (and not the date of inception of an illness or injury or the date on which a claim for treatment or service is submitted). Buyer shall include the Transferring Employees in its welfare plans as of the Closing Date, and, unless commercially unreasonable, such plans shall honor any deductible and out of pocket expenses incurred by the Transferring Employees under Seller's Welfare Plans during the portion of the year prior to the Closing Date, and shall waive any preexisting condition exclusion under such insurance.

         (b) The Company and the Seller Persons hereby agree that for a period of two years following the Closing, without the prior written consent of Buyer, which shall be in its sole discretion, none of the Seller Persons will offer employment to, or employ, any Transferring Employees.

         4.8 Action by Stockholders. (i) In accordance with all requirements of the Pennsylvania Business Corporation Law and subject to the provisions of subsection (b) of this Section 4.8, the Company shall: (i) promptly after the execution and delivery of this Agreement, duly call, give notice of, convene and hold a special meeting (the "Special Meeting") of the shareholders of the Company for the purpose of approving the plan of asset transfer and the transactions contemplated by this Agreement; and (ii) unless the Company receives an unsolicited proposal for an Alternative Transaction after the date hereof and the Company's Board of Directors determines in good faith (after consultation with counsel) that in order to comply with its fiduciary duties to its shareholders under Applicable Law it may not do so, include in any Statement (and not modify or amend) the determination and recommendation of the Board of Directors to the effect that the Board of Directors, having determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its shareholders, has approved this Agreement, the plan of asset transfer and such transactions and recommends that the shareholders of the Company vote in favor of and approve this Agreement and the transactions contemplated hereby.

         (b) As soon as practicable after the execution and delivery of this Agreement, but in no event later than January 19, 2001, the Company shall file with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall use commercially reasonable efforts to clear with the SEC and mail to the shareholders of the Company no later than March 9, 2001, a proxy information statement with respect to the Special Meeting (the "Statement"). The Company and Buyer shall cooperate in the preparation of any Statement; without limiting the generality of the foregoing, Buyer shall furnish to the Company the information relating to Buyer required by the Exchange Act to be set forth in the Statement. The Company agrees that the Statement shall comply in all material respects with the Exchange Act and the rules and regulations thereunder; provided, however, that no agreement is made by the Company with respect to information supplied by Buyer expressly for inclusion in the Statement. Buyer and its counsel shall be given a reasonable opportunity to review the Statement, all amendments and supplements thereto, and all replies to SEC comments with respect thereto, prior to the filing or sending thereof with or to the SEC.

         4.9 No Solicitation. Unless this Agreement has been terminated in accordance with Section 7 hereof, none of the Company, Marvin E. Sternberg, nor any of their respective affiliates nor their respective advisors, controlling shareholders or other representatives (collectively, the "Seller Persons"), will initiate, encourage, solicit, direct any of their employees to encourage, or, unless the Company's Board of Directors determines in good faith (after consultation with counsel) that such negotiations or discussions or provision of information is required in order for the Board of Directors of the Company to comply with its fiduciary duty to the shareholders of the Company, continue or conduct any negotiations or discussions with, or provide any information to, any third party other than Buyer or any of its designated affiliates or financing sources concerning the acquisition or merger of the Company, the forming of any type of business combination with the Company or the sale of Assets (except for inventory in the ordinary course of business) or any equity securities of the Company nor will any of such Seller Persons enter into any agreement relating to any of the foregoing (collectively, an "Alternative Transaction").

V.       TAX MATTERS.
         -----------

         5.1 Transfer and Conveyance Taxes. The Company shall be liable for and shall pay all applicable sales, transfer, recording, deed, stamp and other similar taxes, including, without limitation, any real property transfer or gains taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement; provided, however, that, in accordance with customary practices, any Pennsylvania real property transfer taxes shall be paid one-half by the Company and one-half by the Buyer.

         5.2 Clearance Certificate. Within 5 days following the Closing Date, the Company and the Subsidiaries shall each file an application for a tax clearance certificate with the Department of Revenue and the Department of Labor and Industry of the Commonwealth of Pennsylvania. Upon receipt of each such certificate, the Company shall promptly provide a copy of that certificate to the Buyer.

VI.      CONDITIONS TO CLOSING.
         ---------------------

         6.1 Conditions to the Company's Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Company).

         (a) Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects as at the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except for changes permitted by the terms of this Agreement.

         (b) Performance. Buyer shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing.

         (c) Officer's Certificate. Buyer shall have delivered to the Company a certificate, dated as of the Closing Date, executed by an officer of Buyer, certifying the fulfillment of the conditions specified in Sections 6.2(a) and 6.2(b) hereof.

         (d) No Injunction. On the Closing Date, there shall not be in effect any order issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement.

         (e) Legal Opinion. The Company shall received a legal opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to Buyer, substantially in the form of Exhibit 6.1 (e) hereto.

         (f) Closing Deliveries. Each of the other parties to this Agreement (other than the Company) shall have executed and delivered each of the agreements required to be delivered by them pursuant to Section 1.3.

         (g) Consents and Approvals. The Company shall have obtained all Governmental Approvals set forth in Section 2.3 of the Disclosure Schedule.

         (h) Assumption of Liabilities Agreement. Buyer shall have delivered to the Company an Assumption of Liabilities Agreement substantially in the form of
Exhibit 6.1(h) hereto with respect to the Assumed Liabilities.

         (i) Shareholder Approval. The shareholders of the Company shall have approved this Agreement and the transactions contemplated hereby in accordance with Section 1932 of the Pennsylvania Business Corporation Law.

         (j) Consulting Agreement. The Buyer shall enter into the Consulting Agreement, substantially in the form of Exhibit 6.2 (j) hereto.

         6.2 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

         (a) Representations and Warranties. The representations and warranties of the Company in this Agreement which are qualified as to materiality or "Division Material Adverse Effect" shall be true and correct in all respects and all other representations and warranties of the Company in this Agreement shall be true and correct in all material respects as at the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

         (b) Performance. The Company shall have, in all material respects, performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Company at or prior to the Closing.

         (c) Officer's Certificate. The Company shall have delivered to Buyer a certificate, dated as of the Closing Date, executed by an officer of the Company, certifying the fulfillment of the conditions specified in Sections 6.1(a) and 6.1(b) hereof.

         (d) No Injunction. On the Closing Date, there shall not be in effect any Order issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated by this Agreement.

         (e) Consents and Approvals. Buyer shall have been provided with all material consents and approvals, or waivers thereof, of third parties, including, without limitation, all Governmental Approvals (including, without limitation, all governmental consents required by the Foot Powder Settlement) and any required in order to assign to Buyer all rights of the Company and its Subsidiaries to the contracts set forth on Schedule 1.2(a)(C) and to the Permits. In addition, at Buyer's option, Buyer shall have obtained policies of title insurance dated the time and date of the Closing Date with respect to the Real Property with liability equal to the fair market value of the Real Property as determined for purposes of Section 1.5 hereof, and the improvements therein, as reasonably determined by Buyer, insuring Buyer (or its assignee) as the sole owner of good, marketable and indefeasible title thereto, subject only to the Permitted Liens, and containing all endorsements reasonably requested by Buyer.

         (f) Transfer Documents. The Company shall have delivered to Buyer customary bills of sale, deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets, free of all encumbrances other than Permitted Liens, in accordance with the terms of this Agreement.

         (g) Material Adverse Effect. There shall not have been any Division Material Adverse Effect from June 30, 2000 to the Closing Date, nor shall there exist any condition occurring after June 30, 2000 which could reasonably be expected to result in a Division Material Adverse Effect.

         (h) Legal Opinion. Buyer shall have received a legal opinion of (i) Posternak, Blankstein & Lund, LLP, counsel to the Company, and (ii) Jerome Lipman, P.C., special Pennsylvania counsel to the Company, substantially in the forms of Exhibit 6.2 (h)(i) and 6.2(h)(ii), respectively.

         (i) Closing Deliveries. Each of the other parties to this Agreement shall have executed and delivered each of the agreements required to be delivered by them pursuant to Section 1.3.

         (j) Consulting Agreement. Marvin E. Sternberg shall enter into the Consulting Agreement, substantially in the form of Exhibit 6.2(j) hereto.

         (k) FIRPTA. The Company shall execute, and deliver to Buyer, a certificate stating that it is not a "foreign person" for purposes of Section 1445 of the Code.

         (l) Due Diligence. Buyer shall have completed its due diligence review of the Business and the Assets, and such review shall be satisfactory to it in all respects; provided that this shall not be a condition to Buyer's obligations hereunder unless Buyer shall have notified Seller in writing on or before January 31, 2001 that this condition has not been satisfied.

         (m) Shareholder Approval. The shareholders of the Company shall have approved this Agreement, the plan of asset transfer and the transactions contemplated hereby in accordance with Section 1932 of the Pennsylvania Business Corporation Law.

         (n) Termination Agreement. The Trademark License Agreement between Sweet Pea and the Company shall be terminated.


         (o) Transition Agreement. The Company shall enter into a Transition Agreement, substantially in the form of Exhibit 6.2(o) hereto.

VII.     TERMINATION.
         -----------

         7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

         (a) at any time, by mutual written agreement of the Company and Buyer;

         (b) on or before January 31, 2001, by Buyer or the Company, if on or before such date Buyer shall have provided to the Company the written notice referred to in Section 6.2(m);

         (c) at any time after May 2, 2001, by the Company upon written notice to Buyer, if the Closing shall not have occurred for any reason other than a breach of this Agreement by the Company;

         (d) at any time after May 2, 2001, by Buyer upon written notice to the Company, if the Closing shall not have occurred for any reason other than a breach of this Agreement by Buyer;

         (e) by either Buyer or the Company if a court of competent jurisdiction shall have issued an order permanently restraining or prohibiting the transactions contemplated by the Agreement, and such order shall have become final and nonappealable; or

         (f) by either Buyer or the Company if the shareholders of the Company shall not have approved this Agreement, the plan of asset transfer and the transactions at the Special Meeting contemplated hereby in accordance with
Section 1932 of the Pennsylvania Business Corporation Law.

         7.2 Procedure and Effect of Termination. (j) Subject to paragraph (b), in the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 7.1 hereof, this Agreement shall become void and there shall be no liability on the part of any party hereto except (i) the obligations provided for in this Section 7.2 and Section
10.8 hereof, the confidentiality provision contained in Section 4.2 hereof, the Confidentiality Agreements referred to in such Section, the Cap in Section 8.3(b) hereof, and the Buyer's Cap in Section 8.5 hereof shall survive any such termination of this Agreement and (ii) nothing herein shall relieve any party from liability for breach of this Agreement. The Buyer agrees that for a period of two years following the termination of this Agreement, without the prior written consent of the Company, which shall be in its sole discretion, the Buyer shall not solicit for employment any of the employees of the Company or of the Subsidiaries, provided, however, that an advertisement regarding the availability of employment in a newspaper, an Internet site, or the like, shall not be considered a solicitation hereunder.

         (b) If (i) the Company's Board of Directors shall fail to recommend, or shall modify or amend its recommendation, that the shareholders of the Company vote in favor of this Agreement, the plan of asset transfer and the transactions contemplated hereby, (ii) the Company or the Buyer shall terminate this Agreement pursuant to Section 7.1(f) and (iii) the Company shall within 90 days thereafter enter into an agreement for an Alternative Transaction, the Company shall promptly pay to Buyer a fee of $750,000 (the "Termination Fee").

VIII.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.
         ----------------------------------------------------------------------

         8.1 Survival of Representations and Warranties. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing Date. A claim for indemnification relating to the representations and warranties (i) may be made at any time prior to the date which is 15 months from the Closing Date (except as set forth in (ii) hereof) and (ii) in Sections 2.1, 2.11, 2.12 and 2.17 may be made at any time until the expiration of the applicable statute of limitations. A claim for indemnification with respect to the Excluded Liabilities may be made at any time. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

         8.2 The Company's Agreement to Indemnify. Upon the terms and subject to the conditions of this Article VIII, the Company shall indemnify, defend and hold harmless Buyer and its officers, directors, partners, employees, agents and affiliates at any time after the Closing, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively, "Damages") asserted against, relating to, imposed upon or incurred by Buyer or such affiliates or other indemnified persons arising from or in connection with (i) a breach of any representation or warranty of the Company contained in or made pursuant to this Agreement; (ii) non-fulfillment of any agreement or covenant of the Company contained in or made pursuant to this Agreement; or (iii) the Excluded Liabilities (collectively, "Buyer Claims").

         8.3 The Company's Limitation of Liability. (k) Notwithstanding anything to the contrary contained in Section 8.2 hereof, the Company shall have no liability for indemnification under this Article VIII unless the Company has been notified of the claim within the survival period specified in Section 8.1 hereof.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be liable hereunder to Buyer, its directors, officers, shareholders, employees, agents, representatives, successors and assigns except to the extent that the Damages incurred shall exceed in the aggregate Three Hundred Fifty Thousand Dollars ($350,000) (the "Basket"), in which event the Company shall be liable for all Buyer Claims (including amounts included in the Basket); provided, that the indemnified party shall not be required to sustain Damages in excess of the Basket amount prior to being indemnified against Damages resulting from the Excluded Liabilities, and the Company shall be liable for all Damages relating thereto; provided further, that the Company shall not be liable hereunder for any amount in the aggregate in excess of Seventeen Million Dollars ($17,000,000) (the "Cap").

         8.4 Buyer's Agreement to Indemnify. Upon the terms and subject to conditions of this Article VIII, Buyer shall indemnify, defend and hold harmless the Company and its officers, directors, partners, employees, agents and affiliates (collectively, the "Seller Indemnities"), at any time after the Closing, from and against and shall reimburse such person for all Damages asserted against, relating to, imposed upon or incurred by the Company or such affiliates or other indemnified persons arising from or in connection with (i) a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement or (ii) non-fulfillment of any agreement or covenant of Buyer contained in or made pursuant to this Agreement (collectively, "Company Claims").

         8.5 Buyer's Limitation of Liability. Buyer shall have no liability for indemnification under Section 8.4 unless it has been notified of the claim within the survival period specified in Section 8.1 hereof. Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not be liable under this Article VIII or for any other claim related to this Agreement or the contemplated transactions for any amount in the aggregate in excess of Seven Hundred Fifty Thousand Dollars ($750,000) (the "Buyer Cap"). The Buyer Cap shall be the sole and exclusive remedy of the Seller Indemnities for a Company Claim or any other claim against Buyer relating to this Agreement and the transactions contemplated herein. Upon receipt of the Buyer Cap, the Seller Indemnities shall be precluded from exercising any other right or remedy available under this Agreement or applicable law against Buyer.

         8.6 Conditions of Indemnification With Respect to Third-Party Claims. The obligations and liabilities of the Company and Buyer with respect to Buyer Claims and Company Claims, respectively, which arise or result from claims for Damages made by third parties ("Third-Party Claims") shall be subject to the following terms and conditions:

                  (i) The indemnified party will give the indemnifying party prompt notice of any such Third-Party Claim, setting forth therein in reasonable detail the basis for such Third Party Claim, and the indemnifying party shall have the right (unless (a) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (b) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding) to undertake the defense thereof by representatives chosen by it, provided, that failure to provide such prompt notice shall not affect the indemnifying party's obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure; and provided, further, that the indemnified party will reasonably cooperate with the indemnifying party in defending such Third Party Claim;

                  (ii) If the indemnifying party, within a reasonable time after notice of any such Third-Party Claim, fails to defend the indemnified party against which such Third-Party Claim has been asserted, the indemnified party shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Third-Party Claim at any time prior to settlement, compromise or final determination thereof; and

                  (iii) Any provision in this Article VIII to the contrary notwithstanding, (A) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, to defend, compromise or settle such Third-Party Claim; provided, however, that if such Third Party Claim is settled without the indemnifying party's consent, the indemnified party shall be deemed to have waived all rights hereunder against the indemnifying party for money damages arising out of such Third-Party Claim; and (B) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such Third-Party Claim.

         8.7 Adjustment to Purchase Price. Any payments made pursuant to this
Article VIII shall be considered as an adjustment to the Purchase Price.

         8.8 Additional Provision For Tax Indemnity. For purposes of Sections 1.2(b), 2.12 and 8.2, the Closing Date shall be treated as the last day of a taxable year, whether or not a taxable year in fact ends on such date, and the Company's allocable portion of Taxes relating to the Business with respect to a taxable period which includes (but does not end on) the Closing Date shall be
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, an amount equal to the Tax for the entire taxable period relating to the Business multiplied by a fraction, the numerator of which is the number of days in the period for which such Taxes are paid ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and
(y) in the case of any Taxes relating to the Business based upon or related to income or receipts, the amount that would be payable if the taxable period ended on the Closing Date. The party that has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of the applicable Taxes, and that party shall pay the Taxes shown on such Tax Return and the other party shall reimburse the filing party for its share of such Tax as determined under this Agreement by wire transfer of immediately available funds no later than ten days after receipt of written notice that such Tax has been paid to the applicable governmental body; provided however that the non-filing party shall have the right to review and participate in the drafting of any Tax Return required to be filed for any taxable year that includes the Closing Date. For purposes of Taxes based upon or measured by net income ("Income Taxes"), the Company shall include the net income attributable to the Company, the Business and the Assets in its income through the Closing Date and shall file the appropriate Tax Returns. The Company shall be responsible for the payment of all Taxes, including, without limitation, Income Taxes imposed on the Company, if any, as a result of the transfer of the Business and the Assets to Buyer. The Company and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other with respect to the Company, the Business or the Assets in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes with respect to the Company, the Business or the Assets. Such cooperation and information shall include, without limitation, providing copies of all relevant portions of Tax Returns with respect to the Company, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party shall retain all returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless the relevant portions of such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this
Section 8.8 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding and shall be used solely for the purposes set forth in this Section 8.8.

IX.      DEFINITIONS.
         -----------

         "Assets" shall mean all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, used or held for use in the Business in which the Company or any Subsidiary has any right, title or interest or in which the Company or any Subsidiary acquires any right, title or interest on or before the Closing Date, including, without limitation, accounts receivable, notes receivables, inventories, supplies, prepaid expenses, goodwill, governmental permits, intangibles, contracts, equipment, Intellectual Property, Real Property, Personal Property and all other assets included in the Closing Date Statement, together with the Intellectual Property related to the Business owned by Sweet Pea Technologies, Inc. ("Sweet Pea"), but excluding (i) any Assets disposed of by the Company or the Subsidiaries in the ordinary course of business prior to the Closing Date and (ii) the capital stock of the Subsidiaries.

         "Closing Working Capital Difference" shall mean the difference between the Estimated Net Working Capital and $3,950,000.

         "Dentsply International Settlement" shall refer to the settlement of the lawsuit filed by Dentsply International, Inc., Civil Action No. 1:CV-98-0668, against the Company pursuant to a certain Settlement Agreement effective as of October 1, 2000, between Dentsply International Inc., Tulsa Dental Products Inc. and the Company.

         "Division Material Adverse Effect" shall mean any event, change or effect, individually or in the aggregate with other events, changes or effects, that (a) is materially adverse to the Assets or the business, properties, financial condition, results of operations or prospects of the Business or (b) would impair or delay in any material respect the ability of the Company to consummate the transactions contemplated hereby.

         "Employee Transaction Bonus Payments" shall mean an amount, if any, payable to any employee of the Company or its Subsidiaries as a result of the transactions contemplated hereby and any required withholding and other Taxes payable by the Company or its Subsidiaries with respect thereto.

         "Excess Capital Lease Amount" shall mean an amount equal to the excess, if any, of (a) the capital lease liabilities (determined in accordance with GAAP) for the lease of equipment set forth in Schedule 1.2(B) on the Closing Date over (b) $1.35 million.

         "Facility Indebtedness" shall mean the Indebtedness Liability of the Company under the Installment Sale Agreement dated April 28, 1994 between the Company and the York County Industrial Development Corporation.

         "Foot Powder Settlement" shall refer to the settlement with the U.S. Government relating to the Company's manufacture and sale of Itch-Away Foot Powder pursuant to contracts with the United States Defense Department.

         "Indebtedness Liability" shall mean the outstanding principal of, accrued and unpaid interest on, any prepayment penalties or premiums on, and any other amounts payable with respect to, all indebtedness of the Company and its Subsidiaries for borrowed money, including, without limitation, any bank overdrafts, any notes payable to the Stockholders, their predecessors or any affiliates of either, any deferred compensation liabilities, any capital lease obligations and any mortgages on the Real Property (the "Existing Indebtedness").

         "Net Working Capital" shall mean the total current Assets (i.e., Assets which are classified as current assets on a balance sheet prepared in accordance with GAAP) of the Business minus the total Trade Payables and Accrued Expenses of the Business, in each case as reflected on the Closing Date Statement or the Final Closing Date Statement, as applicable, prepared in accordance with Section 1.4(a).

         "Total Enterprise Value" shall mean (i) in the event that the Closing Working Capital Difference equals or exceeds $250,000 (an "Adjustment Event"), an amount equal to $17 million, minus $3,950,000, plus the amount of the Estimated Net Working Capital, minus the Excess Capital Lease Amount, minus the amount of the Facility Indebtedness and (ii) in the event that the Closing Working Capital Difference is less than $250,000 (a "Non-Adjustment Event"), an amount equal to $17 million, minus the Excess Capital Lease Amount, minus the amount of the Facility Indebtedness. For information purposes, based on the assumptions set forth on Schedule 1.1(b), the Total Enterprise Value would be $15,300,000.

         "Trade Payables and Accrued Expenses" shall mean all trade accounts payable and accrued expenses of the Company and the Subsidiaries incurred in the ordinary course of operating the Business, relating exclusively to the Business, to the extent reflected or accrued on the Final Closing Date Statement but excluding all liabilities which are Excluded Liabilities.

         "Transaction Fees" shall mean an amount in cash equal to, as of the Closing Date, the sum of (i) the outstanding fees and expenses of Posternak, Blankstein & Lund, LLP, BDO Seidman, LLP and Exit Strategies, Inc. incurred in connection with the transactions contemplated by this Agreement and (ii) all other outstanding fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement (other than the fees and expenses of Buyer and its affiliates pursuant to Section 10.8).

X.       MISCELLANEOUS.
         -------------

         10.1 Further Assurances. From time to time after the Closing Date, at the request of the other party hereto and at the expense of the party so requesting, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

         10.2 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested) (iii) by telecopy facsimile transmission (receipt of which is confirmed), or (iv) by email:

         (a)      If to Buyer, to:

                  Miltex Instrument Company, Inc.
                  700 Hicksville Road
                  Bethpage, New York 11714
                  Telecopy: (516) 576-8130
                  Attention:  Steve Chilinski
                  email:  schilinski@miltex.com

                  with a copy to:

                  American Securities Capital Partners, L.P.
                  666 Third Avenue
                  New York, New York 10017
                  Telecopy:  (212) 697-5524
                  Attention:  David Horing
                  email: dhoring@american-securities.com

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York 10021
                  Telecopy:  (212) 836-8689
                  Attention:  Emanuel Cherney, Esq.
                  email: echerney@kayescholer.com

         (b)      If to the Company or the Subsidiaries, to:

                  Moyco Technologies, Inc.
                  200 Commerce Drive
                  Montgomeryville, Pennsylvania 18936
                  Telecopy: (215) 362-3809
                  Attention: Joseph Sternberg
                  email: moyco@moycotech.com

                  with a copy to:

                  Posternak, Blankstein & Lund, LLP
                  100 Charles River Plaza
                  Boston, Massachusetts 02114
                  Telecopy:  (617) 973-6100
                  Attention:  Ira J.  Deitsch, Esq.
                  email:  ideitsch@pbl.com

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered, (ii) on the third business day following the date on which so mailed and (iii) on the date on which telecopied and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

         10.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of the Company to comply with any term or provision of this Agreement may be waived by Buyer, and any failure of Buyer to comply with any term or provision of this Agreement may be waived by the Company, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         10.4 Entire Agreement. This Agreement, the Disclosure Schedule and the exhibits, schedules and other documents referred to herein which form a part hereof (including, without limitation, the Confidentiality Agreements referred to in Section 4.2 (b) hereof) contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter.

         10.5 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

         10.6 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party without the prior written consent of the other parties hereto, except that Buyer may assign all or any portion of its rights hereunder to one or more of its affiliates, provided that, no such assignment shall relieve Buyer of its obligations hereunder. Any attempted assignment in violation of this Section shall be null and void.

         10.7 No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

         10.8 Fees and Expenses. Subject to Article I and the immediately succeeding sentence, whether or not the transactions contemplated hereby are consummated pursuant hereto, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement, and the consummation of the transactions contemplated hereby. Buyer shall not be responsible for any acquisition related expenses incurred by the Company, its shareholders, or the fees and expenses of Exit Strategies, Inc. The Company shall not be responsible for any acquisition related expenses incurred by the Buyer or the fees and expenses of American Securities Capital Partners.

         10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this Agreement, the term "subsidiary" shall mean any person with respect to which a specified person (or a subsidiary thereof) owns a majority of the common stock or other voting securities or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals exercising similar functions.

         10.11 Forum: Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in the State of Delaware, and each party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

         10.12 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of law thereof.

         10.13 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          MOYCO TECHNOLOGIES, INC.


                                          By:
                                              -------------------------------
                                          Name:
                                          Title:


                                          SWEET PEA TECHNOLOGIES, INC.


                                          By:
                                               ------------------------------
                                          Name:
                                          Title:


                                          THOMPSON DENTAL MFG., INC.


                                          By:
                                               ------------------------------
                                          Name:
                                          Title:

                                          MILTEX INSTRUMENT COMPANY, INC.


                                          By:
                                              -------------------------------
                                          Name:
                                          Title:


Solely with respect to Sections 4.7(b) and 4.9:

------------------------------
Marvin E. Sternberg

                                     ANNEX B

                            MOYCO TECHNOLOGIES, INC.
                            AND SUBSIDIARY COMPANIES

                    AMENDMENT TO THE ASSET PURCHASE AGREEMENT

                     AMENDMENT TO ASSET PURCHASE AGREEMENT

         This AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") dated as of March 28, 2001 by and among MILTEX INSTRUMENT COMPANY, INC., a New York corporation (the "Buyer"), MOYCO TECHNOLOGIES, INC., a Pennsylvania corporation, THOMPSON DENTAL MFG., INC., a Montana corporation and SWEET PEA TECHNOLOGIES, INC., a Delaware corporation (collectively, the "Sellers" and, together with Buyer, the "Parties").

         WHEREAS, the Parties have entered into an Asset Purchase Agreement dated as of January 10, 2001 (the "Agreement");

         WHEREAS, under the Agreement the Parties contemplated a Closing Date of no later than May 2, 2001;

         WHEREAS, the Parties anticipate the Closing of the transactions contemplated by the Agreement to occur subsequent to May 2, 2001 because of the failure of the Company to file, clear and mail the Statement and hold the Special Meeting within the time periods contemplated in the Agreement;

         WHEREAS, the Parties wish to amend the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and promises contained herein and in the Agreement, the Parties hereby agree as follows:

         1. Defined terms which are used in this Amendment and which are not defined herein shall have the meanings ascribed to them in the Agreement.

         2. The first sentence of Section 1.3 is deleted and replaced with the following: "Closing. The Closing of the transactions contemplated by this Agreement shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10021, at 10:00 a.m., local time, on the second day after the conditions set forth in Article VI shall have been satisfied or waived or such other date as mutually agreed to by the parties (the "Closing Date"), but in no event later than August 15, 2001."

         3. The following shall be added to the Agreement as Section 1.4(f):

            "(f) If the Closing of the transactions contemplated by the
                 Agreement occurs on a date subsequent to May 15, 2001 (the "Actual Closing Date") and the Buyer (i) is not in breach of its obligations under the Agreement at the relevant date specified below and (ii) does not seek to nor in any manner cause a delay in the Closing Date beyond May 15, 2001 (other than as a result of the Seller being in breach of its obligations at such date), the Purchase Price as provided in
                 Section 1.1(b) shall be reduced as follows: (i) if the Actual Closing Date is subsequent to May 15, 2001 but on or before May 31, 2001, the Purchase Price shall be reduced by the product of
                 (A) $5000 and (B) the number of days that the Actual Closing Date follows May 15, 2001; (ii) if the Actual Closing Date is subsequent to May 31, 2001 but on or before June 30, 2001, the Purchase Price shall be reduced by the sum of (x) $80,000 and
                 (y) the product of (A) $10,000 and (B) the number of days that the Actual Closing Date follows May 31, 2001; and (iii) if the Actual Closing Date is subsequent to June 30, 2001, the Purchase Price shall be reduced by the sum of (x) $380,000 and
                 (y) the product of (A) $16,304.35 and (B) the number of days that the Actual Closing Date follows June 30, 2001."

         4. Section 7.1(c) shall be deleted and replaced with the following:

            "(c) at any time after August 15, 2001, by the Company upon written notice to Buyer, if the Closing shall not have occurred for any reason other than a breach of this Agreement by the Company, including without limitation by reason of its failure to hold the Special Meeting on or before such date;"

         5. Section 7.1(d) shall be deleted and replaced with the following:

            "(d) at any time after August 15, 2001, by Buyer upon written notice to the Company, if the Closing shall not have occurred for any reason other than a breach of this Agreement by Buyer;"

         6. Except as provided above, the Agreement shall remain unchanged and in full force and effect.

         7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                   MOYCO TECHNOLOGIES, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   SWEET PEA TECHNOLOGIES, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   THOMPSON DENTAL MFG., INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   MILTEX INSTRUMENT COMPANY, INC.


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                     ANNEX C

                            MOYCO TECHNOLOGIES, INC.
                            AND SUBSIDIARY COMPANIES

                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

         This Consulting Agreement ("this Agreement") is effective as of ____________, 2001, by and between Miltex Instrument Company, Inc., a New York corporation ("Company") and Marvin E. Sternberg ("Consultant"). Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Asset Purchase Agreement, dated as of January ___, 2001 ("Asset Purchase Agreement"), between Moyco Technologies, Inc., a Pennsylvania corporation (and its subsidiaries) ("Seller") and Company.

         WHEREAS, subject to the terms and conditions of the Asset Purchase Agreement, Company has agreed to purchase from the Company at the Closing the Assets used in connection with the Business;

         WHEREAS, Consultant possesses unique knowledge of, and has substantial skill and valuable experience in, the Business;

         WHEREAS, in particular, Consultant possesses knowledge and expertise in the development and commercial exploitation of the "NuTi" alloy formulation for rotary endodontic file products; and

         WHEREAS, Company desires to engage Consultant to provide consulting services in connection with the transition of the Business from Seller to Company and in connection with Company's development and commercial exploitation of "NuTi" rotary endodontic file products, and Consultant desires to provide such services to Company;

         NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Engagement as a Consultant.

         (a) Subject to the terms of this Agreement, Company hereby engages Consultant to provide consulting services to Company in connection with the transition of the Business from Seller to Company and Company's operation of the Business thereafter, and in connection with Company's development and commercial exploitation of the NuTi alloy formulation for rotary endodontic file products. Consultant shall confer and consult with, and advise, officers and directors of Company, upon their reasonable request, with respect to all aspects of the said transition and operation of the Business and with respect to all aspects of Company's development and commercial exploitation of NuTi rotary endodontic file products. Consultant's services shall consist of conferences, consultation, and advice, and the providing of such reports as Company may deem necessary incident thereto. Consultant shall have no executive or administrative authority whatsoever or power of decision for Company in any activity.

         (b) Consultant's services shall be rendered at such times and places as may reasonably be specified in any Company request for his services and as are also reasonably satisfactory and convenient for Consultant. Consultant shall not be expected or required to subordinate his other activities, business or personal, to the requests of the Company with respect to the performance of consulting services hereunder. Consultant will not be subject to specific orders or direction concerning the details, conduct or manner of performance of his services, and he will not be required to observe any routine or specific hours.

         (c) Company will, if Consultant so requests, make available for his use, in connection with the performance of his consulting services, reasonable office space at Company's premises and will provide reasonable secretarial and clerical assistance.

         2. Independent Contractor. This Agreement is intended to create an independent contractor relationship between the parties for purposes of federal, state and local law, including the Internal Revenue Code of 1986, as amended. Without limitation, Consultant agrees to provide Company a completed Form W-9 in which Consultant's applicable taxpayer identification number is identified. Because Consultant is not an employee of Company, Consultant will not be entitled to any benefits to which Company employees may be entitled under Company policies or as otherwise required by law, including workers' compensation or unemployment compensation benefits. Company will not withhold any taxes from any amount payable to Consultant under this Agreement and will not make any FICA or other contributions on behalf of or for the benefit of Consultant. Consultant will be solely responsible for the payment of all state, federal and local taxes on amounts payable to Consultant under this Agreement. Consultant will indemnify Company for any claims relating to such payments. Company will provide Consultant on a timely basis a Form 1099 or other appropriate form reporting compensation paid to Consultant under this Agreement.

         3. Compensation.

         (a) In consideration of Consultant's entering into this Agreement and agreeing to provide consulting services hereunder, Company shall pay to Consultant a consulting fee at the annual rate of $400,000, payable in advance in equal quarterly installments of $100,000 each, with the first such quarterly installment due and payable upon the execution of this Agreement.

         (b) Incentive Consulting Fee. If the NuTi alloy formulation for rotary endodontic file products ("Products") results in Incremental Contribution (as defined below) to Company's net profit for the period beginning on the date hereof and ending on the third anniversary of the date hereof (the "Contingent Payment Period"), Company shall pay to Consultant, within thirty days after the third anniversary of the date hereof, an amount equal to 10% of the Incremental Contribution, if any, during the Contingent Payment Period. Notwithstanding the foregoing, in no event shall such payment exceed $500,000. No payments shall be due to Consultant under this Section 3(b) with respect to any period subsequent to the Contingent Payment Period.

         For purposes of this Section 3(b):

         Incremental Contribution shall mean the amount of the Combined Gross Profit Contribution (as defined below) of NiTi and NuTi hand and rotary instruments for the Contingent Payment Period less any developmental costs, capital expenditures, or advertising directly related to NuTi during the Contingent Payment Period, not to exceed $250,000 in the aggregate, less $2.45 million. "Combined Gross Profit Contribution" shall mean revenue less direct labor and material costs and royalty payments. If the Combined Gross Profit Contribution of NiTi and NuTi for the Contingent Payment Period is less than $2.45 million, then the Incremental Contribution will be zero.

         (c) Expenses. Upon reasonable substantiation by Consultant (in accordance with the normal and usual procedures of Company) of any expenses, including, but not limited to, travel and entertainment expenses, incurred in the performance of his consulting services hereunder, Company shall promptly reimburse Consultant for all such expenses; provided, however, that Consultant shall, with respect to such expenses, comply with such limitations and requirements as Company may establish from time to time with respect to the reimbursable expenses incurred by its executive officers.

         (d) Death or Disability. In the event that Consultant dies or becomes permanently and totally disabled during the five-year term of this Agreement, then Company shall, notwithstanding Consultant's death or permanent and total disability, remain liable to make (i) all remaining quarterly consulting fee payments coming due under Section 3(a) hereof after Consultant's death or permanent and total disability, and (ii) if such death or permanent and total disability occurs on or prior to the 30th day after the end of the Contingent Payment Period, any payment coming due under Section 3(b) hereof as a result of an Incremental Contribution. Any payment to be made under this Agreement after Consultant's death shall be made to Consultant's spouse or, if she is not living on the due date of such payment, by right of representation to Consultant's issue living on such due date.

         (e) Set-off. Except as otherwise provided in this Section 3(e), no amount payable to Consultant under this Agreement may be reduced, compromised, or set-off in any manner or to any extent against any liabilities whatever of Consultant or Seller to Company or any of its affiliates, whether direct or indirect, absolute or contingent, due or to become due, or existing on the date of this Agreement or thereafter arising. In the event, however, that Seller shall become obligated to pay Damages to Company in respect of Buyer Claims made under Section 8.2 of the Asset Purchase Agreement (after taking into account limitations on Seller's liability, including, without limitation, the Basket, under Section 8.3 of the Asset Purchase Agreement), then, notwithstanding anything to the contrary contained in this Agreement, Company may, in its discretion, reduce the amount of the remaining quarterly consulting fee payments thereafter coming due under Section 3(a) of this Agreement by, and set-off against, such payments, the amount of such Damages; provided, however, that the reduction in, and set-off against, such consulting fee payments hereunder shall not exceed $500,000; and provided further, that any reduction and set-off under this Section 3(e) shall be applied to the remaining quarterly consulting fee payments due under Section 3(a) hereof by reducing each such payment by the amount determined by dividing (i) the amount of such reduction and set-off, by (ii) the number of remaining quarterly payments.

         4. Term. This Agreement shall continue until ______________, 2006.

         5. Non-Disclosure; Non-Competition; Non-Solicitation. (a) Consultant shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity (other than its professional advisors and partners) any Confidential Information (as herein defined) pertaining to the Business or business of the Company except when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Seller or the Company, or by any administrative body or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information. For purposes of this Agreement, Confidential Information shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, customer information, information relating to governmental relations, discoveries, practices, processes, methods, marketing plans and other material non-public, proprietary and confidential information of Seller or Company, that, in any case, is not otherwise generally available to the public and has not been disclosed by Seller or Company to others not subject to confidentiality agreements.

         (b) Consultant agrees that until the fifth anniversary of the Closing Date, without the prior written consent of Company, Consultant will not (subject to the provisions of Sections 5(c) hereof) directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity carry on, be engaged in or employed by or be a consultant to or have any financial interest in, any business which is in competition with Company (as defined in Section 5(c)). During such period, Consultant agrees that, without the prior written consent of Company (and other than on behalf of Company), Consultant shall not, on Consultant's own behalf or on behalf of any person or entity, directly or indirectly, solicit or offer employment to any officer or key employee who has been employed by Company or its affiliates at any time during the twenty four months immediately preceding such solicitation.

         (c) For purposes of this Section 5, a person or entity shall be deemed to be in competition with Company only if such person or entity is involved in the business of manufacturing, marketing or distributing dental supplies. Nothing in this Section 5 shall be construed so as to preclude Consultant from investing in any publicly or privately held company provided Consultant's beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class.

         (d) Consultant agrees that this covenant not to compete is a reasonable covenant under the circumstances, and further agrees that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Consultant agrees that Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Consultant from any court having jurisdiction over the matter, restraining any further violation of this Section 5.

         6. Ownership of Work Product. All work product of Consultant, including, but not limited to, inventions, copyrights, confidential information, trade secrets, system designs, work notes, program plans, specifications, project analysis and programming code ("Work Product"), shall be the exclusive property of Company. Consultant does hereby sell and assign the Work Product and all of the rights therein to Company. Consultant shall, upon request of the Company, take all further action necessary or desirable to establish the rights of Company in and to the Work Product. The provisions of this Paragraph 6 shall survive the termination or expiration of this Agreement.

         7. Miscellaneous Provisions.

         (a) Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested) or (iii) by telecopy facsimile transmission (receipt of which is confirmed):

                  i.       If to Company, to:

                           Miltex Instrument Company, Inc.
                           700 Hicksville Road
                           Bethpage, New York 11714
                           Telecopy:  (516) 576-8130
                           Attention:  Steve Chilinski
                           email:  schilinski@miltex.com

                           with a copy to:

                           American Securities Capital Partners, L.P.
                           666 Third Avenue
                           New York, New York 10017
                           Telecopy: (212) 697-5524
                           Attention: David Horing
                           with a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York 10021
                           Telecopy: (212) 836-8689
                           Attention: Emanuel Cherney, Esq.

                  ii.      If to Consultant, to:

                           Marvin E. Sternberg
                           c/o Moyco Technologies, Ins.
                           200 Commerce Drive
                           Montgomery, Pennsylvania 18936
                           Telecopy: (215) 362-3809

                           with a copy to:

                           Posternak, Blankstein & Lund, LLP
                           100 Charles River Plaza
                           Boston, Massachusetts 02114
                           Telecopy: (617) 973-6100
                           Attention: Ira J. Deitsch, Esq.

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been given (i) on the date on which so hand-delivered, (ii) on the third business day following the date on which so mailed and (iii) on the date on which telecopied and confirmed, except for a notice of change of address, which shall be effective only upon receipt thereof.

         (b) Amendment Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the parties hereto. Any failure of Consultant to comply with any term or provision of this Agreement may be waived by Company, and any failure of Company to comply with any term or provision of this Agreement may be waived by Consultant, at any time by an instrument in writing signed by or on behalf of such other party, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         (c) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to the subject matter hereof.

         (d) Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

         (e) Binding Effect: Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party without the prior written consent of the other parties hereto, except that Company may assign all or any portion of its rights hereunder to one or more of its affiliates, provided that, no such assignment shall relieve Company of its obligations hereunder.


         (f) No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any person except the parties hereto and their respective successors and permitted assigns any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement.

         (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         (i) Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in Delaware, and each party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

         (j) Governing Law. This Agreement shall be governed by the laws of the State of Pennsylvania, without regard to the principles of conflicts of law thereof.

         (k) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY

BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       MILTEX INSTRUMENT COMPANY, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       -----------------------------------------
                                       MARVIN E. STERNBERG

                                     ANNEX D

                            MOYCO TECHNOLOGIES, INC.
                            AND SUBSIDIARY COMPANIES

                                VOTING AGREEMENT

                                VOTING AGREEMENT
                                ----------------

         VOTING AGREEMENT, dated as of January 10, 2001 (this "Agreement"), between Miltex Instrument Company, Inc., a New York corporation ("Buyer"), and Marvin E. Sternberg (the "Stockholder").

                                    RECITALS
                                    --------

         Buyer and Moyco Technologies, Inc., a Pennsylvania corporation (the "Company") propose to enter into an Asset Purchase Agreement dated as of the date hereof (as the same may be amended or supplemented, the "Asset Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Asset Agreement) providing for the sale of certain Assets of the Company and the Subsidiaries to Buyer (the "Acquisition"), upon the terms and subject to the conditions set forth in the Asset Agreement.

         As of the date hereof, the Stockholder is the record and beneficial owner of 2,954,741 shares of Common Stock of the Company (the "Existing Shares" and, together with any shares of Common Stock acquired by the Stockholder after the date hereof, whether upon the exercise of warrants or options, conversion of any such Existing Shares or convertible securities or otherwise, the "Shares").

         As an inducement and a condition to entering into the Asset Agreement, Buyer has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

         The Stockholder and Buyer desire to set forth their agreement with respect to the voting of the Shares in connection with the Acquisition upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT
                                    ---------

         To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

         1. Agreement to Vote. The Stockholder hereby agrees that, from and after the date hereof and until this Agreement shall have been terminated in accordance with Section 5, at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Stockholder shall vote (or cause to be voted) the Stockholder's Shares (i) in favor of adoption and approval of the Asset Agreement, the plan of asset transfer and the Acquisition and the approval of the terms thereof and each of the other actions contemplated by the Asset Agreement and this Agreement and (ii) except as otherwise agreed to in writing in advance by the Buyer, against the following actions (other than the Acquisition, the plan of asset transfer and the transactions contemplated by the Asset Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or the Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or the Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or the Subsidiaries; (C) (1) any change in a majority of the persons who constitute the Board of Directors of the Company; (2) any material amendment of the Company's Certificate of Incorporation or By-laws; or (3) any other action involving the Company or the Subsidiaries which has the effect of impeding, interfering with, delaying, postponing, or impairing (i) the ability of the Company to consummate the Acquisition or (ii) the transactions contemplated by this Agreement and the Asset Agreement; notwithstanding the foregoing, the Stockholder may vote his Shares in favor of (i) increasing the size of the Board of Directors by two and
(ii) electing two individuals to the Board of Directors who shall be selected by the Board of Directors, in its sole discretion, in order to assist with the operations of the precision abrasives business segment of the Company. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote in any manner inconsistent herewith.

         2. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Buyer as of the date hereof as follows:

         (a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has full power and authority to execute and deliver this Agreement, and to perform his obligations hereunder. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Buyer, constitutes a valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

         (b) Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement by the Stockholder will not (i) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not materially impair the ability of the Stockholder to consummate the transactions contemplated hereby), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or other obligation to which the Stockholder is a party or by which he or any of his properties or assets may be bound or
     (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to him or any of his properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults, or rights of termination, amendment, cancellation or acceleration, which would not materially impair the ability of the Stockholder to consummate the transactions contemplated hereby.

         (c) Shares. The Stockholder's Existing Shares are, and his Shares on the Closing Date will be, owned beneficially and of record by the Stockholder. The Stockholder's Existing Shares constitute all of the shares of Common Stock owned of record or beneficially by the Stockholder except for 222,130 shares legally and beneficially owned by Susan Sternberg, his wife. All of the Stockholder's Existing Shares are issued and outstanding and the Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Common Stock. The Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder's Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, with respect to all of the Stockholder's Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Stockholder has good and valid title to the Existing Shares and at all times during the term hereof and on the Closing Date will have good and valid title to the Shares, free and clear of all liens, claims, security interests or other charges or encumbrances.

         3. Further Agreements of the Stockholder. (a) The Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Existing Shares, or any Shares acquired after the date hereof, or any interest in any of the foregoing; (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the foregoing, except to Buyer; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

         (b) The Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Acquisition that the Stockholder may have.

         (c) The Stockholder agrees with, and covenants to, Buyer that the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

         4. Further Assurances. From time to time prior to the Closing, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         5. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect upon the earlier of (a) the Closing under the Asset Agreement and (b) termination of the Asset Agreement pursuant to its terms. Nothing in this Section 5 shall relieve Stockholder of liability for breach of this Agreement.

         6. Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

         7. Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the parties hereto.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         i.    If to Buyer, to:

               Miltex Instrument Company, Inc.
               700 Hicksville Road
               Bethpage, NY 11714
               Telecopy: (516) 576-8130
               Attention: Steve Chilinski

               with copies to:

               c/o American Securities Capital Partners, L.P.
               666 Third Avenue
               New York, New York 10017
               Telecopy: (212) 697-5524
               Attention:  David Horing

               and to:

               Kaye, Scholer, Fierman, Hays & Handler, LLP
               425 Park Avenue
               New York, New York 10021
               Telecopy:  (212) 836-8689
               Attention:  Emanuel Cherney, Esq.

        ii.    If to the Stockholder, to:

               Marvin E. Sternberg
               200 Commerce Drive
               Montgomeryville, Pennsylvania 18936
               Telecopy: (215) 362-3809

               with a copy to:

               Posternak, Blankenstein & Lund, LLP
               100 Charles River Plaza
               Boston, Massachusetts 02114
               Telecopy: (617) 973-6100
               Attention: Ira J. Deitsch, Esq.

         9. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         10. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

         12. Specific Performance; Remedies Cumulative. (b) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

         (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.

         14. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to an affiliate in connection with an assignment of the Asset Agreement pursuant to Section 10.6 thereof. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 14 shall be null and void.

         15. Forum; Service of Process. Any legal suit, action or proceeding brought by any party or any of its affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in the State of Delaware, and each party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

         16. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM

OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS OR HIS, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     MILTEX INSTRUMENT COMPANY, INC.



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:





                                     MARVIN E. STERNBERG

                                     ANNEX E

                            MOYCO TECHNOLOGIES, INC.
                            AND SUBSIDIARY COMPANIES

                               INDEMNITY AGREEMENT

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement ("this Agreement") is made this ____ day of _______, 2001, by and between Marvin E. Sternberg ("Sternberg") and Moyco Technologies, Inc., a Pennsylvania corporation ("Moyco"). Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement, dated as of January 10, 2001 ("Asset Purchase Agreement"), between Moyco (and certain of its subsidiaries) and Miltex Instrument Company, Inc., a New York corporation ("Miltex").

         WHEREAS, subject to the terms and conditions of the Asset Purchase Agreement, Miltex has, at a Closing held on the date hereof, purchased from Moyco the Assets used in connection with the Business;

         WHEREAS, at the Closing Miltex and Sternberg entered into a Consulting Agreement of even date herewith (the "Consulting Agreement") pursuant to which Sternberg has agreed to provide certain consulting services to Miltex in connection with the transition of the Business from Moyco to Miltex and in connection with Miltex's development and commercial exploitation of "NuTi" rotary endodontic file products;

         WHEREAS, pursuant to Section 8.2 of the Asset Purchase Agreement, from and after the Closing Date, Moyco will, for the period specified in the Asset Purchase Agreement, indemnify, defend and hold harmless Miltex and its affiliates, officers, directors, employees and agents from and against any and all Damages incurred in connection with any Buyer Claims;

         WHEREAS, pursuant to Section 3(e) of the Consulting Agreement, in the event that Moyco becomes obligated to pay Damages to Miltex in respect of any Buyer Claims made under Section 8.2 of the Asset Purchase Agreement (after taking into account limitations on Moyco's liability, including, without limitation, the Basket, under Section 8.3 of the Asset Purchase Agreement), then Miltex may, in its discretion, reduce the amount of the remaining quarterly consulting fee payments thereafter coming due under Section 3(a) of the Consulting Agreement by, and set-off against such payments, the amount of such Damages, subject to certain limitations set forth in Section 3(e) of the Consulting Agreement ("Set-Off Rights"); and

         WHEREAS, Sternberg desires that Moyco, and Moyco is willing to, indemnify and hold harmless Sternberg from the loss that Sternberg will suffer if Miltex exercises the Set-Off Rights;

         NOW, THEREFORE, in consideration of the premises and the promises contained herein, the parties hereto agree as follows:

         1. Subject to the terms hereof, Moyco hereby agrees to, and shall, hold Sternberg harmless from, and indemnify him against, any and all losses, damages, and expenses that Sternberg may incur as a result of each (if any) exercise by Miltex of the Set-Off Rights.

         2. Should Miltex exercise the Set-Off Rights against Sternberg's consulting fees under the Consulting Agreement, Sternberg shall provide Moyco with prompt notice of such exercise and thereafter Moyco shall promptly reimburse Sternberg for the full amount of any losses, expenses, or damages incurred by Sternberg as a result of such exercise of the Set-Off Rights.

         3. Any and all amounts determined from time to time to be owed pursuant to the terms hereof shall be paid in United States dollars in immediately available funds free and clear of any withholding, counterclaim or set-off.

         4. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its conflict of law principles.

         5. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, whether written or oral, with respect to such subject matter. This Agreement may be amended only by a written instrument executed by both parties.

         6. This Agreement shall be binding upon Moyco's legal representatives, successors and assigns, and shall inure to the benefit of Sternberg's heirs, legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

                                MOYCO TECHNOLOGIES, INC.


                                By:
                                        --------------------------------

                                Title:
                                        --------------------------------


                                        --------------------------------
                                        Marvin E. Sternberg

                            MOYCO TECHNOLOGIES, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph S. Sternberg and Mark E. Sternberg, or either of them, with full power of substitution, proxies to vote, unless such authority is withheld, all shares registered in the name of the undersigned of common stock of Moyco Technologies, Inc. that the undersigned would be entitled to vote at the Special Meeting of Shareholders of Moyco to be held at 200 Commerce Drive, Montgomeryville, Pennsylvania 18936, 10:00 a.m., Eastern Daylight Savings Time, on May 18, 2001, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as directed below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PLAN OF ASSET TRANSFER AND PARTIAL LIQUIDATION.

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

Proposal I:

To approve the Plan of Asset Transfer and Partial Liquidation authorizing the sale of Moyco's dental supplies business segment on such terms and conditions (including the consideration to be received by Moyco) as set forth in the Plan of Asset Transfer and Partial Liquidation.

              [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

Other:

In the discretion of the Board of Directors of Moyco, to approve any other matters as may properly come before the meeting or any adjournment or postponement thereof.

              [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: __________________, 2001


                                              ------------------------------
                                              Signature

                                              ------------------------------
                                              Signature if held jointly

NOTE: YOUR SIGNATURE SHOULD CONFORM WITH YOUR NAME AS IT APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF STOCK IS OWNED BY A PARTNERSHIP OR CORPORATION, PLEASE INDICATE YOUR CAPACITY IN SIGNING THE PROXY. IF STOCK IS HELD IN JOINT OWNERSHIP, ALL CO-OWNERS MUST SIGN.



-------------------------------------------------------------------------------